                                                               EXECUTION VERSION

                                                                 Exhibit 10.38.5

                                MASTER REPURCHASE
                                    AGREEMENT

                                     BETWEEN

                         AUTOBAHN FUNDING COMPANY, LLC,

                                       AND

                      DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK
                      FRANKFURT AM MAIN - NEW YORK BRANCH,

                                TOGETHER AS BUYER

                                       AND

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                   HDMF-I LLC

                                   HDMF-II LLC

                                       AND

                              HDMF-II REALTY CORP.

                      INDIVIDUALLY AND TOGETHER, AS SELLER

                            DATED AS OF JUNE 22, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  APPLICABILITY........................................................     1
2.  DEFINITIONS..........................................................     1
3.  INITIATION; TERMINATION..............................................    30
4.  RESERVED.............................................................    36
5.  INCOME PAYMENTS; SETTLEMENTS.........................................    36
6.  REQUIREMENTS OF LAW..................................................    37
7.  SECURITY INTEREST....................................................    38
8.  PAYMENT, TRANSFER AND CUSTODY........................................    38
9.  HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS..........................    39
10. SELLER REPRESENTATIONS...............................................    39
11. COVENANTS OF EACH SELLER.............................................    45
12. STATIC POOL EVENTS AND EVENTS OF FORECLOSURE.........................    52
13. REMEDIES UPON STATIC POOL EVENTS AND EVENTS OF FORECLOSURE...........    55
14. INDEMNIFICATION AND EXPENSES.........................................    57
15. RECORDING OF COMMUNICATIONS..........................................    58
16. SINGLE AGREEMENT.....................................................    59
17. NOTICES AND OTHER COMMUNICATIONS.....................................    59
18. ENTIRE AGREEMENT; SEVERABILITY.......................................    59
19. NON-ASSIGNABILITY; AMENDMENTS........................................    60
20. TERMINABILITY........................................................    60
21. GOVERNING LAW........................................................    60
22. SUBMISSION TO JURISDICTION; WAIVERS..................................    61
23. NO WAIVERS, ETC......................................................    61
24. SERVICING............................................................    62
25. INTENT...............................................................    62
26. PERIODIC DUE DILIGENCE REVIEW........................................    63
27. MISCELLANEOUS........................................................    64
28. CONFIDENTIALITY......................................................    64
29. CONFLICTS............................................................    65
30. SET-OFF..............................................................    65
31. SELLER'S LIABILITY...................................................    65


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

                             SCHEDULES AND EXHIBITS

SCHEDULE 1    Representations and Warranties Re: Mortgage Loans
SCHEDULE 2    Other Financing Facilities
SCHEDULE 3    Custodial File
SCHEDULE 4    Mortgage Loan Schedule
SCHEDULE 5    Approved Originators
SCHEDULE 6    Approved Servicers
SCHEDULE 7    Actions, Suits, Arbitrations, Investigations, Other Proceedings

EXHIBIT I     Transaction Request
EXHIBIT II    Underwriting Guidelines
EXHIBIT III   [Reserved]
EXHIBIT IV    UCC Filing Jurisdictions
EXHIBIT V     Form of Servicer Notice
EXHIBIT VI    Form of Warehouse Lender's Release
EXHIBIT VII   Form of Borrowing Base Certificate

                           MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of June 22, 2006, among HANOVER CAPITAL MORTGAGE HOLDINGS, INC., a Maryland business corporation ("Hanover Holdings"), HDMF-I LLC, a Delaware limited liability company ("HDMF-I"), HDMF-II LLC, a Delaware limited liability company ("HDMF-II"), and HDMF-II REALTY CORP., a Delaware corporation ("HDMF Realty;" HDMF-I, HDMF-II and HDMF Realty, collectively, "HDMF", and HDMF together with Hanover Holdings, the "Seller"), AUTOBAHN FUNDING COMPANY, LLC, a Delaware Limited Liability Corporation ("Autobahn") and DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN ("DZ Bank" and the "Agent" and, together with Autobahn, the "Buyer").

1. APPLICABILITY

The parties hereto have established this repurchase facility (the "Facility") in order to, from time to time, enter into transactions ("Transactions") in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than the following Repurchase Date. Each of the Transactions shall be referred to herein as a "Transaction" and shall be governed by this Agreement, unless otherwise agreed in writing.

2. DEFINITIONS

As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa).

"$1.5 Million Plus Loans" shall, as of any date of determination, mean Mortgage Loans with an Outstanding Principal Balance as of such date which is greater than or equal to $1,500,000.

"$2 Million Plus Loans" shall, as of any date of determination, mean Mortgage Loans with an Outstanding Principal Balance as of such date which is greater than or equal to $2,000,000 and less than or equal to $3,000,000.

"Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

"Accrual Period" shall mean, with respect to any Transaction or Tranche, the period commencing on (and including) the Purchase Date for such Transaction or Tranche and ending on (but excluding) the Repurchase Date for such Transaction or Tranche.

"Act of Insolvency" shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

"Address for Notices" shall mean, with respect to any party, the address specified below such party's name on the signature pages hereof or on the signature pages of the other Repurchase Documents, or such other address as shall be designated by such party in a written notice to each other party.

"Adjustable Rate Mortgage Loan" shall mean a Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

"Adjustment Date" shall mean, with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

"Advance Rate" shall mean, with respect to a specific Transaction, the percentage set forth in the related Transaction Request, not exceeding 98%.

"Affiliate" shall mean, with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

"Agent" shall mean DZ Bank, as defined in the Preamble hereto.

"Aggregate Adjusted Purchase Price" shall mean, as of any date of determination, the aggregate Purchase Prices for all (or any specified portion of) the Purchased Assets, to the extent funded by Buyer from sources other than amounts released from the Collection Account and applied by Buyer to the payment of the Aggregate Net Purchase Prices of Fresh Mortgage Loans prior to such date of determination pursuant to Section 3(f) hereof, less all amounts representing principal payments, proportionate to the amounts funded by Buyer, actually received by Buyer prior to such date of determination.

"Aggregate Asset Value" shall mean, as of any date of determination, the sum of
(i) aggregate Asset Value of all (or any specified portion of) the Purchased Assets as of such date and (ii) the amount then on deposit in the Collection Account on such date and relating to the Purchased Assets.

"Aggregate Net Purchase Price" shall mean, with regard to the Fresh Mortgage Loans on each Initial Purchase Date, the aggregate Purchase Price that Buyer shall pay to Seller, in the amount of the aggregate Purchase Price for the related Fresh Mortgage Loans, less the amount of any Borrowing Base Deficiency on such Initial Purchase Date (such Borrowing Base Deficiency to be calculated on a pro forma basis, reflecting the inclusion of such Fresh Mortgage Loans in the Facility).

"Aggregate Repurchase Price" shall mean, as of any date of determination, the aggregate Repurchase Price for all (or any specified portion of) the Purchased Assets.

"Agreement" shall mean this Master Repurchase Agreement, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

"ALTA" shall mean the American Land Title Association or any successor thereto.

"Anti-Money Laundering Laws" shall mean all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001.

"Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

"Approved Originators" shall mean the Originators as set forth on Schedule 5.

"Approved Servicers" shall mean the Servicers as set forth on Schedule 6. Seller and its Affiliates are not, as of the date hereof, Approved Servicers and shall not be Approved Servicers unless and until so approved by Buyer.

"Asset Value" shall mean for any Purchased Asset as of any date of determination the product of (i) the Advance Rate and (ii) the least of (x) the product of (a) the Seller Purchase Price Percentage and (b) the Outstanding Principal Balance of such Purchased Asset as of such date of determination, (y) the product of (a) the Book Value Percentage and (b) the Outstanding Principal Balance of such Purchased Asset as of such date of determination and (z) the Outstanding Principal Balance of such Purchased Asset as of such date of determination.

The Asset Value shall be deemed to be zero as of any date of determination, with respect to each Mortgage Loan:

     (i) which, if such Mortgage Loan were a Purchased Asset as of such date of determination, would cause one of the Overconcentration Sublimits set forth herein to be exceeded;

     (ii) in respect of which there is a breach of a representation and warranty set forth in Schedule 1;

     (iii) which has been released from the possession of Custodian under the Custodial Agreement to Seller or its designee for a period in excess of that specified in the Custodial Agreement, as applicable;

     (iv) which is a Defaulted Mortgage Loan as defined herein; or

     (v) which is the subject of a modification or extension which is not a Permitted Modification or Extension.

"Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage in blank, or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

"Autobahn" shall mean Autobahn Funding Company, LLC, a Delaware Limited Liability Corporation, as defined in the Preamble hereto, and its successors in interest and permitted assigns.

"Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

"Book Value" shall mean, with respect to any Mortgage Loan, the "book value" thereof as determined under GAAP as reflected on Seller's balance sheet immediately prior to the Initial Purchase Date for such Mortgage Loan, which "book value" will, in no event, exceed the Market Value of such Mortgage Loan as of such Initial Purchase Date.

"Book Value Percentage" shall mean, with respect to any Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is the Book Value of the related Mortgage Loan and the denominator of which is the Outstanding Principal Balance of such Mortgage Loan, in each case, as of the related Initial Purchase Date for such Mortgage Loan.

"Borrowing Base Certificate" shall mean an electronic schedule substantially in the form of Exhibit VII attached hereto showing certain information including the Aggregate Adjusted Purchase Price and the Aggregate Asset Value.

"Borrowing Base Deficiency" shall mean, as of any date of determination, the amount by which the Aggregate Adjusted Purchase Price exceeds the Aggregate Asset Value; when calculated in connection with the purchase of Fresh Mortgage Loans, the Borrowing Base Deficiency shall be calculated on a pro forma basis, reflecting the inclusion of such Fresh Mortgage Loans into the Facility.

"Borrowing Base Monthly Certification Date" shall mean the 3rd day of each month occurring during the Revolving Period, but if such day is not a Business Day, then the Business Day immediately following the 3rd day of the month, provided, that the Mortgage Loans to be included in the related Borrowing Base Certificate shall be those Mortgage Loans included in the Servicer Remittance Tapes provided on the immediately preceding Servicer Remittance Date together with all Fresh Mortgage Loans delivered into the Facility since the end of the Remittance Period to which such Servicer Remittance Tapes relate.

"Business Day" shall mean any day other than (i) a Saturday, Sunday, or Federal holiday or (ii) a day on which banks in the state in which any of Custodian, Seller or Autobahn is located are authorized or obligated by law or executive order or otherwise by their respective regulators to be closed.

"Buyer" shall mean, Autobahn and DZ Bank, each as defined in the Preamble hereto.

"Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"Cash" shall mean all cash and Cash Equivalents, as shown on the balance sheet of Seller prepared in accordance with GAAP.

"Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-l or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-l or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

"Cash Out Refinance Loan" shall mean a Mortgage Loan, a portion of the proceeds of which were used to satisfy the then existing first mortgage loan on the related Mortgaged Property and related closing costs, and an additional portion of the proceeds of which were released to the related Mortgagor.

"Closing Date" shall mean June 22, 2006.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Collection Account" shall mean the account established pursuant to Section 8 of the Custodial Agreement.

"Commitment Fee" shall mean the fee in the amount of $50,000 previously paid by Seller to Buyer at the time of the acceptance by Seller of Buyer's commitment letter with respect to this Facility, to be applied to the Structuring Fee upon closing.

"Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Seller within the meaning of Section 4001 of ERISA or is part of a group which includes Seller and which is treated as a single employer under Section 414 of the Code.

"Condominium Unit" shall mean a Residential Dwelling which is a unit in a condominium project.

"Confidential Terms" shall mean all information regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby.

"Conforming Mortgage Loan" shall mean a First Lien Mortgage Loan which (i) meets all criteria of Fannie Mae or Freddie Mac, or (ii) meets all criteria of the FHA and is insured by such agency, or (iii) meets all criteria of the Department of Veterans Affairs and is insured by such agency.

"Cooperative Loan" shall mean a Mortgage Loan secured as a Co-op Unit.

"Co-op Unit" shall mean a Residential Dwelling which is a unit in a residential cooperative housing corporation.

"Credit Limit" shall mean, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement.

"Credit Line Agreement" shall mean, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.

"Custodial Agreement" shall mean the Custodial Agreement, dated as of June 22, 2006, by and among Buyer, Custodian and Seller, as the same shall be modified and supplemented and in effect from time to time.

"Custodial Fees" shall mean, for any Remittance Period, the fees, including accrued and unpaid fees, that Custodian shall be paid for its master servicing and custodial services with respect to all Mortgage Loans under the Custodial Agreement, payable out of Income on the Mortgage Loans, in an amount equal to the aggregate fees listed on Exhibit 10 to the Custodial Agreement which relate to such Remittance Period.

"Custodial File" shall mean, with respect to each Mortgage Loan, the mortgage loan documents specified in Schedule 3 hereto which are delivered to Custodian or which at any time come into the possession of Custodian pursuant to the provisions of the Custodial Agreement.

"Custodian" shall mean U.S. Bank National Association, and its successors in interest and permitted assigns, a national banking association, as custodian under the Custodial Agreement, and any successor Custodian under the Custodial Agreement acceptable to Agent who shall (a) oversee the duties of each Servicer,
(b) aggregate the servicing information produced by each Servicer into a master servicing report describing all Mortgage Loan activity and (c) perform servicing duties upon the default of a Servicer, all as specifically prescribed in the Custodial Agreement.

"Cut-off Date" shall mean the date designated as the Cut-off Date in the related Transaction Request.

"Defaulted Mortgage Loan" shall mean a Mortgage Loan (a) which is 90 or more days contractually past due, (b) which has been charged-off in accordance with either Seller's risk committee recommendations or the related Servicer's credit and collections policies and procedures or (c) for which a specific reserve for losses has been established by Seller.

"Delinquency Ratio" shall mean a ratio, as of any Settlement Date, the numerator of which is (a) the three-month rolling average of the then-Outstanding Principal Balance of those Purchased Assets that have become over 30 days contractually delinquent and the denominator of which is (b) the three-month rolling average of the aggregate Outstanding Principal Balance of all Purchased Assets as of the related Determination Date.

"Delinquency Test" shall mean the requirement that the Delinquency Ratio on any Settlement Date not exceed 5%.

"Determination Date" shall mean the 21st day of each month but if such day is not a Business Day, then the first Business Day after the 21st day of the month.

"Documentation Table" shall mean the table with that heading in the Underwriting Guidelines.

"Dollars" and "$" shall mean lawful money of the United States of America.

"Draw" shall mean, with respect to each HELOC, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.

"Due Date" shall mean the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

"Due Diligence Costs" shall mean all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to Section 26 hereof, in an amount not to exceed $25,000 in any one calendar year.

"Due Diligence Fee" shall mean the fee in the amount of $25,000, which was paid upon execution of the Commitment Letter, dated November 17, 2005, between Hanover Holdings and DZ Bank, which will be applied (i) to Buyer's expenses associated with the transaction described hereto, if there are such expenses, and (ii) if there are no such expenses, to the Structuring Fee.

"Due Diligence Review" shall mean the performance by Buyer of any or all of the reviews permitted under Section 26 with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

"DZ Bank" shall mean Deutsche Zentral-Genossenschaftsbank Frankfurt am Main as defined in the Preamble hereto, and its successors in interest and permitted assigns.

"Electronic Agent" shall mean MERSCORP, INC., and its successors in interest.

"Electronic Tracking Agreement" shall mean individually and collectively the Hanover Holdings Electronic Tracking Agreement and the HDMF Electronic Tracking Agreement; provided, that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

"Electronic Transmission" shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof.

"Eligible Asset" shall mean a Mortgage Loan which Seller desires to sell to Buyer in a Transaction hereunder, and which (i) is a First Lien Mortgage Loan which Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, which Mortgage Loan appears on the Mortgage Loan Schedule prepared and delivered by Seller to Buyer and Custodian, (ii) was sold to Seller by an Approved Originator and is being serviced by an Approved Servicer, (iii) complies with the representations and warranties in Schedule 1 attached hereto,
(iv) is underwritten generally in accordance with Seller's Underwriting Guidelines previously approved by Buyer in its sole discretion (other than non-material exceptions customarily made by prudent lenders), a copy of which is attached hereto as Exhibit II or with such material exceptions as Buyer shall approve pursuant to Section 3(b)(3)(G), (v) is underwritten generally in accordance with guidelines of Fannie Mae, Freddie Mac (except with regard to maximum permitted Outstanding Principal Balance at origination), the FHA or VA; and (vi) is secured by a Residential Dwelling.

No Mortgage Loan shall be an Eligible Asset, as of the date of the proposed Transaction, if the inclusion of such Mortgage Loan in this Facility would cause the pool of Mortgage Loans then subject to this Facility to exceed any Overconcentration Sublimit.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section

412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

"Escrow Payments" shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note, Mortgage or any other document.

"Eurodollar Rate" shall mean on any date of determination, the rate (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the composite LIBOR for U.S. dollar ($) deposits for a maturity of 30 days appearing on the Telerate Screen Page 3750 at approximately 11:00 a.m., London time, as reprinted on Bloomberg Financial Services; provided, however, that if such rate shall for any reason not be available on the Telerate Screen Page 3750 on any date of determination, the LIBOR shall be the rate appearing on the most recent Business Day preceding such date. As used herein, the term "Telerate Screen Page 3750" shall mean the display designated as the page for LIBOR on the Bridge Telerate Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks). LIBOR shall be determined on each Initial Purchase Date for the related Purchased Assets, and shall be reset for all Purchased Assets on each Settlement Date.

"Event of Foreclosure" shall mean each of the events set forth in Section 12(b) hereof.

"Excess Pricing Rate" shall mean, as of any Settlement Date, the difference between (i) and (ii) as calculated below, expressed as an annual percentage of the Aggregate Adjusted Purchase Price:

     (i) the product of (x) the weighted-average gross coupon on all Purchased Assets as reflected in the report delivered on the related Determination Date, multiplied by (y) the aggregate Outstanding Principal Balance of the related Purchased Assets, and

     (ii) the sum of:

          (a) the product of (x) the weighted-average Servicing Fee (expressed as an annual percentage) as of such Determination Date, multiplied by
          (y) the aggregate Outstanding Principal Balance of the related Purchased Assets.

          (b) the product of (x) the Custodial Fees (expressed as an annual percentage rate of the aggregate Outstanding Balance of the Purchased Assets) multiplied by (y) the aggregate Outstanding Principal Balance of the related Purchased Assets,

          (c) the product of (x) the Pricing Rate, multiplied by (y) the Aggregate Adjusted Purchase Price, and

          (d) the ongoing costs and income of the Qualified Hedge Agreements, if any (expressed as an annual percentage rate on the aggregate Outstanding Principal Balance of the Purchased Assets).

"Exit Fee" shall mean a fee payable by Seller to Buyer, in an amount equal to the product of (i) 50 basis points (0.50%) and (ii) the then-Outstanding Principal Balance of any Mortgage Loans removed from this Facility after the Ramp-up Period and during the Revolving Period, which fee


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

shall be payable, at Buyer's option, at the time of such removal, or at the following Settlement Date; provided, however, that the fee shall not apply in the case of (a) Mortgage Loans which are removed from the Facility for inclusion in term securitizations (as distinguished from "warehouse" or other "repurchase" transactions, whether or not such other transactions are securitizations) or whole-loan sales which in either case are consummated within 30 days of such removal, (b) voluntary prepayments of the Mortgage Loans by the Mortgagors, (c) Mortgage Loans with an Asset Value of zero, including Mortgage Loans which are removed from the Facility to cure an excess or any Overconcentration Sublimit,
(d) Mortgage Loans which are removed from the Facility within six months of the Static Pool Stated Commencement Date, or (e) Mortgage Loans which, as of the related Initial Purchase Date, qualified as eligible REIT assets (as defined in the Investment Act) and at any time subsequent to such Initial Purchase Date failed to so qualify as a result of changes in the interpretation of the Investment Act, and, as a result of such failure to qualify, are removed from the Facility.

"Facility" shall mean the repurchase facility established under the Repurchase Documents.

"Facility Fees" shall mean collectively: (a) the Due Diligence Costs, (b) the Commitment Fee, (c) the Non-Use Fee, (d) the Structuring Fee, (e) the Exit Fee,
(f) the Make-Whole Fee and (g) the Price Differential Payment.

"Fannie Mae" shall mean the Federal National Mortgage Association and its successors in interest.

"FDIA" shall mean the Federal Deposit Insurance Act, as amended.

"FDICIA" shall mean the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended

"FHA" shall mean the Federal Housing Administration, an agency of the US Department of Housing and Urban Development, and its successors in interest.

"Fresh Mortgage Loan" shall mean any Mortgage Loan which is requested by Seller to be the subject of a Transaction, but which Mortgage Loan was not included in the pool of Mortgage Loans subject to Transactions immediately prior to such requested Transaction. A Mortgage Loan which was previously included in the Facility, then removed, then requested to be re-included in the Facility pursuant to a subsequent Transaction shall be considered a Fresh Mortgage Loan at the time of the subsequent Transaction.

"First Adjustment Cap" shall mean, with respect to each Adjustable Rate Mortgage Loan and any Interest Rate Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on the first Interest Rate Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such first Interest Rate Adjustment Date.

"First Lien Mortgage Loan" shall mean a Mortgage Loan secured by a first lien on the related Mortgaged Property.

"Fixed Rate Mortgage Loan" shall mean a Mortgage Loan which provides for a fixed Mortgage Interest Rate payable with respect thereto.

"Foreclosed Loan" shall mean a loan the property securing which has been foreclosed upon by Seller.

"Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation, and its successors in interest.

"GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

"Governmental Authority" shall mean, with respect to Buyer or to Seller, any government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over Seller, any of its Subsidiaries or any of their properties or over Buyer or any of its or their Subsidiaries or any of its or their properties.

"Gross Margin" shall mean, with respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

"Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well another Person, to purchase assets, goods, securities or services, or to agree to take-or-pay arrangement or otherwise); provided, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or
(ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, or other principal and interest advances made in the ordinary course of servicing the Mortgage Loans. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

"Hanover Holdings" shall mean Hanover Capital Mortgage Holdings, Inc., as defined in the Preamble hereto, and its successors in interest and permitted assigns.

"Hanover Holdings Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement among Buyer, Hanover Holdings, Electronic Agent and MERS, if any, as the same shall be amended, supplemented or otherwise modified from time to time.

"Hazardous Substances" shall mean (i) those substances included within the definitions of any one or more of the terms: "hazardous substances," "hazardous materials," "toxic substances," "toxic pollutants," and "hazardous waste" in the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or the Hazardous Materials Transportation Act, as amended, or in the regulations promulgated pursuant to such laws, (ii) such other substances, materials, and wastes as are classified as hazardous or toxic under federal, state or local laws or regulations, and (iii) any materials, wastes or substances that are (a) petroleum; (b) friable asbestos; (c) polychlorinated biphenyls; (d) flammable explosives; or (e) radioactive materials.

"HDMF" shall mean HDMF-I LLC, HDMF-II LLC, and HDMF-II Realty Corp., collectively, as defined in the Preamble hereto, and their successors in interest and permitted assigns.

"HDMF Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement among Buyer, HDMF, Electronic Agent and MERS, if any, as the same shall be amended, supplemented or otherwise modified from time to time.

"HELOC" shall mean a home equity revolving line of credit secured by a mortgage, deed of trust or other instrument creating a lien on the related Mortgaged Property, which lien secures the related line of credit.

"Income" shall mean, with respect to any Purchased Asset at any time, all collections and proceeds on or in respect of such Purchased Asset (which shall not include escrow payments), including, without limitation, any principal thereof then payable and all interest or other distributions payable thereon less (i) any related servicing fee(s) charged by the related Servicer and (ii) any reimbursable advances or other charges retained by, or owing to, the related Servicer.

"Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others

Guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; and (i) Capital Lease Obligations of such Person.

"Indemnified Parties" shall mean, collectively and individually, Buyer and its Affiliates and their present and former respective officers, directors, employees, agents, advisors and other representatives.

"Index" shall mean, with respect to each Adjustable Rate Mortgage Loan, a rate per annum to which the Gross Margin is added on each Adjustment Date to determine the new Mortgage Interest Rate for such Mortgage Loan.

"Initial Purchase Date" shall mean, with respect to a Transaction involving Fresh Mortgage Loans, the Purchase Date on which such Fresh Mortgage Loans are transferred by Seller to Buyer.

"Insured Depository Institution" shall have the meaning ascribed to such term by
Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

"Intangible Assets" shall mean, with respect to any Person, as of a particular date, all intangible assets included in determining the stockholder's equity on a consolidated balance sheet of such Person and its consolidated Subsidiaries at such date, determined in accordance with GAAP.

"Interest Rate Adjustment Date" shall mean, with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

"Interim Funder" shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

"Investment Act" shall mean the Investment Company Act of 1940, as amended.

"Investor" shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

"Investor Property" shall mean any Residential Dwelling which is not occupied by the Mortgagor as such Mortgagor's primary residence, nor used by the Mortgagor as a vacation or second home.

"Late Payment Fee" shall mean, as of each Settlement Date, if Buyer fails (other than as a result of Custodian's failure to remit) to receive all or part of the amount due to Buyer from Seller (i.e. the sum of money equal to the Price Differential Payment, the Borrowing Base Deficiency, if any, calculated with respect to such Settlement Date and any other unpaid Facility Fees, if any) in immediately available funds by wire transfer by 5:00 p.m., New York City time, on the Settlement Date, the additional compensation that Seller shall be obligated to pay to Buyer thereon together with the amount so due) at a rate per annum equal to the applicable Pricing Margin until the overdue amount is received in full by Buyer.

"LIBOR" shall mean the London Interbank Offered Rate.

"Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

"Limited Documentation Loan" shall mean any Mortgage Loan which is characterized as a "Lite Doc" "NIV", "No Ratio" or "NAV" loan pursuant to the Documentation Table.

"Loan-to-Value Ratio" or "LTV" shall mean, with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Mortgage Loan and (b) if the related Mortgaged Property was purchased within 12 months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property. LTVs shall be calculated without regard to any adjustment due to primary mortgage insurance.

"Make Whole Fee" shall mean the fee, payable by Seller to Buyer upon termination of the Facility by Seller during the first five years after the Closing Date, provided, that no such fee shall be due if such termination results from a change in the regulatory environment which prevents Seller from using the Facility, in the following amounts: (a) if the Facility is terminated voluntarily by Seller any time during the first three years after the Closing Date, the fee shall be an amount equal to the product of (i) the Pricing Rate in effect at the time of termination, (ii) 75% of the Maximum Amount in effect at the time of termination and (iii) the remaining term of the Facility; (b) if the Facility is terminated voluntarily by Seller any time during the fourth or fifth year after the Closing Date, the fee shall be an amount equal to the product of
(i) the Pricing Rate in effect at the time of termination, (ii) 50% of the Maximum Amount in effect at the time of termination and (iii) the remaining term of the Facility.

"Management Change" shall mean the failure of any two of the following to remain principal officers of Sellers with authority to make all material business decisions on behalf of Seller: (a) John Burchett, (b) Irma Tavares and (c) Jim Strickler, unless otherwise mutually agreed to between Seller and Buyer.

"Manufactured Housing Loan" shall mean a conventional Mortgage Loan secured by a Manufactured Housing Unit, in accordance with Fannie Mae's guidelines.

"Manufactured Housing Unit" shall mean factory-built housing, such as manufactured homes, modular, prefabricated, panelized, or sectional housing, in accordance with Fannie Mae's guidelines; any dwelling unit built on a permanent chassis and attached to a permanent foundation system is a "manufactured home" for purposes of Fannie Mae's guidelines.

"Market Value" shall mean, as of any date in respect of any Mortgage Loan, the percentage that should be applied to the Outstanding Principal Balance to determine the price at which such

Mortgage Loan could readily be sold as determined in the reasonable discretion of Seller using its good faith business judgment, taking into account the level of interest rates, the purchase price at which Seller purchased such Mortgage Loan, the Outstanding Principal Balance of such Mortgage Loan, the financial condition of Seller and the related Servicer, the characteristics of such Mortgage Loan and general market conditions, which price may be determined to be zero. Seller shall determine Market Value.

"Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, corporate rating or prospects of any Seller, which may affect the ability of such Seller to perform its respective obligations under any of the Repurchase Documents to which it is a party, (b) the ability of any Seller to perform its respective obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of Buyer under any of the Repurchase Documents, (e) the timely payment of any amounts payable under the Repurchase Documents, or (f) the aggregate Asset Value of any material portion of the Purchased Assets.

"Maximum Amount" shall mean $200,000,000, minus, as of any date of determination on which Purchased Assets include HELOCs, the excess, if any, of the aggregate amounts of the Credit Limits over the aggregate Draws for such HELOCs.

"Maximum Mortgage Interest Rate" shall mean, with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Interest Rate Adjustment Date.

"MERS" shall mean Mortgage Electronic Registration Systems, Inc.

"MERS Designated Mortgage Loan" shall mean a Mortgage Loan for which Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for Seller, in accordance with the MERS Procedure Manual.

"MERS Procedure Manual" shall mean the MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

"MERS Report" shall mean the schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

"MERS(R) System" shall mean the Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

"Minimum Mortgage Interest Rate" shall mean, with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Interest Rate Adjustment Date.

"Monthly Payment" shall mean, with respect to any Mortgage Loan, the scheduled combined payment of principal (if any) and interest payable by the Mortgagor under the related Mortgage Note on each Due Date.

"Mortgage" shall mean, with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Mortgage Note, which creates a first lien on a fee simple Residential Dwelling securing such Mortgage Note.

"Mortgage File" shall mean all documents, records (including all original PMI policies or certificates of insurance, if any) and items pertaining to a particular Mortgage Loan, including without limitation, the Custodial File.

"Mortgage Interest Rate" shall mean, with respect to each Fixed Rate Mortgage Loan, the per annum rate at which interest accrues on such Fixed Rate Mortgage Loan in accordance with the provisions of the related Mortgage Note. With respect to any Adjustable Rate Mortgage Loan, the Mortgage Interest Rate shall be (i) as of any date of determination until the first Interest Rate Adjustment Date following the Cut-off Date, the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) as of any date of determination thereafter, the rate as adjusted on the most recent Interest Rate Adjustment Date, to equal the sum of the applicable Index plus the related Gross Margin, subject to any applicable Maximum Mortgage Interest Rate.

"Mortgage Loan" shall mean a conventional, residential mortgage loan (including FHA and VA loans) or HELOC which Custodian has been instructed to hold pursuant to the Custodial Agreement, which Mortgage Loan appears on the Mortgage Loan Schedule prepared and delivered by Seller to Buyer and Custodian and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, Mortgage and related Mortgage File, and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.

"Mortgage Loan Schedule" shall mean the schedule of Mortgage Loans, containing at least the information set forth on Schedule 4 hereto, to be delivered by Seller to Buyer and Custodian for the related Mortgage Loans, in a computer readable electronic format acceptable to Buyer.

"Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

"Mortgaged Property" shall mean, with respect to a Mortgage Loan, a fee simple interest in the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

"Mortgagee" shall mean the record holder of a Mortgage Note secured by a Mortgage.

"Mortgagor" shall mean the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

"Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

"Net Income" shall mean, with respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

"No Documentation Loan" shall mean, any Mortgage Loan characterized as a "No Doc", "NINA" or "Stated/Stated" loan pursuant to the Documentation Table.

"Non-Purchased Mortgage Loans" shall mean Mortgage Loans administered, for Seller's convenience, through the custodial arrangement established under the Custodial Agreement but that are not subject to a Transaction under this Agreement, together with any related Purchased Items.

"Non-Use Fee" shall mean a fee, payable by Seller to Buyer, on each Settlement Date during the Revolving Period, commencing with the second Settlement Date following the end of the Ramp-Up Period, provided, that such fee is payable only if the Aggregate Adjusted Purchase Price (or, in the event that Seller reduces the Aggregate Adjusted Purchase Price solely for the purpose of complying with the Required Excess Pricing Rate, the Aggregate Adjusted Purchase Price prior to such reduction) for the calendar month preceding the related Settlement Date is less than 75% of the Maximum Amount then in effect. If payable, the Non-Use Fee shall be an amount equal to:

     (1) for each Settlement Date, commencing with and including the second Settlement Date following the Ramp-Up Period through and including the seventh Settlement Date following the Ramp-Up Period, the product of (i)
     12.5 basis points (0.125%) per annum and (ii) the difference between (a) the Maximum Amount then in effect and (b) the Aggregate Adjusted Purchase Price as calculated on a daily basis (or, in the event that Seller reduces the Aggregate Adjusted Purchase Price solely for the purpose of complying with the Required Excess Pricing Rate, the Aggregate Adjusted Purchase Price as calculated on a daily basis prior to such reduction), and

     (2) for each Settlement Date, commencing with and including the eighth Settlement Date following the Ramp-Up Period, the product of (i) 25 basis points (0.25%) per annum and (ii) the difference between (a) the Maximum Amount then in effect and (b) the Aggregate Adjusted Purchase Price as calculated on a daily basis (or, in the event that Seller reduces the Aggregate Adjusted Purchase Price solely for the purpose of complying with the Required Excess Pricing Rate, the Aggregate Adjusted Purchase Price as calculated on a daily basis prior to such reduction).

"Origination Date" shall mean, with respect to each Mortgage Loan, the date on which the applicable lien was placed on the related Mortgaged Property.

"Other Event of Default" shall mean, with respect to any Other Financing Facility, an event which, upon expiration of any applicable cure periods, would allow the lender thereunder to terminate the facility and immediately enforce its rights to recover all amounts owed to it thereunder.

"Other Financing Facilities" shall mean any credit facilities, repurchase facilities and substantially similar facilities to which Seller or any Affiliate thereof is a party at any time while this Facility is outstanding, as set forth on Schedule 2 hereto, which schedule shall be updated by Seller as required to reflect each Other Financing Facility to which Seller becomes a party.

"Outstanding Principal Balance" shall mean, with respect to any Mortgage Loan as of any date of determination, the principal balance thereof on such date for such Mortgage Loan, after giving effect to payments of principal due on or before such date, whether or not received.

"Overconcentration Sublimit Amount Regarding $1.5 Million Plus Loans" shall mean as of any date of determination occurring (x) during the Revolving Period and
(y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets that are $1.5 Million Plus Loans exceeds the product of (i) 25% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding $2 Million Plus Loans" shall mean as of any date of determination occurring (x) during the Revolving Period and
(y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets that are $2 Million Plus Loans exceeds the product of (i) 10% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding California" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets secured by Mortgaged Properties located in California exceeds the product of (i) 55% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding Cash-Out Refinance Loans" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets that are Cash-Out Refinance Loans exceeds the product of (i) 45% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding Co-op Units" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets secured by Mortgaged Properties that are Co-op Units exceeds the product of (i) 10% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding FHA/VA Loans" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets secured by FHA or VA Mortgaged Properties exceeds the product of (i) 20% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding FICO Score" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Assets) with Mortgagors having FICO scores of less than 650 exceeds the product of (i) 10% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Assets).

"Overconcentration Sublimit Amount Regarding FICO Score for $1.5 Million Plus Loans" shall mean as of any date of determination (i) occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, and (ii) on which the weighted average FICO score of all Purchased Assets that are $1.5 Million Plus Loans is less than 725, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets that are $1.5 Million Plus Loans would be reduced if those $1.5 Million Plus Loans with the lowest FICO scores were removed from the pool of $1.5 Million Plus Loans such that the weighted average FICO score of all remaining $1.5 Million Plus Loans would be at least 725.

"Overconcentration Sublimit Amount Regarding Geography" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets secured by Mortgaged Properties located in a single state (except California) exceeds the product of (i) 20% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding HELOCs" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets that are HELOCs exceeds the lesser of (a) $50,000,000 and (b) the product of (i) 25% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding Investor Property" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets secured by Mortgaged Properties that are Investor Properties exceeds the product of (i) 5% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding Limited Documentation Loans" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets that are Limited Documentation Loans exceeds the product of (i) 50% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding LTV" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Assets) with LTVs greater than 80% exceeds the product of (i) 15% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Assets).

"Overconcentration Sublimit Amount Regarding LTV for $2 Million Plus Loans" shall mean as of any date of determination (i) occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, and (ii) on which the weighted average LTV of all Purchased Assets that are $2 Million Plus Loans is greater than 50%, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all all Purchased Assets that are $2 Million Plus Loans would be reduced if those $2 Million Plus Loans with the highest LTVs were removed from the pool of $2 Million Plus Loans such that the weighted average LTV of all remaining $2 Million Plus Loans would be no more than 50%.

"Overconcentration Sublimit Amount Regarding Manufactured Housing Units" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets secured by Mortgaged Properties that are Manufactured Housing Units exceeds the product of (i) 5% and
(ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding No Documentation Loans" shall mean as of any date of determination occurring (x) during the Revolving Period and
(y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets that are No-Documentation Loans exceeds the product of (i) 10% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding Rate/Term Refinance Loans" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets that are Rate/Term Refinance Loans exceeds the product of (i) 60% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding Second Home Properties" shall mean as of any date of determination occurring (x) during the Revolving Period and
(y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets secured by Mortgaged Properties that are Second Home Properties exceeds the product of (i) 15% and
(ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amount Regarding Weighted Average FICO Score" shall mean as of any date of determination (i) occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, and (ii) on which the weighted average FICO score of all Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Assets) is less than 700, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Asset) would be reduced if those Purchased Assets with the lowest FICO scores were removed from the pool of Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Asset) such that the weighted average FICO score of all remaining Purchased Assets would be at least 700.

"Overconcentration Sublimit Amount Regarding Weighted Average LTV" shall mean as of any date of determination (i) occurring (x) during the Revolving Period and
(y) after the Ramp-Up Period and (ii) on which the weighted average LTVs of all Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Assets) is greater than 75%, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Asset) would be reduced if those Purchased Assets with the highest LTVs were removed from the pool of Purchased Assets (exclusive of any FHA or VA guaranteed Purchased Asset) such that the weighted average LTV of all remaining Purchased Assets would be less than 75%.

"Overconcentration Sublimit Amount Regarding Zip Code" shall mean as of any date of determination occurring (x) during the Revolving Period and (y) after the Ramp-Up Period, the amount by which the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets secured by properties located in any single five-digit zip code exceeds the product of (i) 5% and (ii) the Aggregate Asset Value (calculated, for this purpose, without application of this very Overconcentration Sublimit) of all Purchased Assets.

"Overconcentration Sublimit Amounts" shall mean collectively the following amounts, each to be calculated independently of one another:

     (a)  the Overconcentration Sublimit Amount Regarding $1.5 Million Plus
          Loans,

     (b)  the Overconcentration Sublimit Amount Regarding $2 Million Plus Loans,

     (c)  the Overconcentration Sublimit Amount Regarding California,

     (d)  the Overconcentration Sublimit Amount Regarding Cash-Out Refinance
          Loans,

     (e)  the Overconcentration Sublimit Amount Regarding Co-op Units,

     (f)  the Overconcentration Sublimit Amount Regarding FHA/VA Loans,

     (g)  the Overconcentration Sublimit Amount Regarding FICO Score,

     (h) the Overconcentration Sublimit Amount Regarding FICO Score for $1.5 Million Plus Loans,

     (i)  the Overconcentration Sublimit Amount Regarding Geography,

     (j)  the Overconcentration Sublimit Amount Regarding HELOCs,

     (k)  the Overconcentration Sublimit Amount Regarding Investor Property,

     (l) the Overconcentration Sublimit Amount Regarding Limited Documentation Loans,

     (m)  the Overconcentration Sublimit Amount Regarding LTV,

     (n) the Overconcentration Sublimit Amount Regarding LTV for $2 Million Plus Loans,

     (o) the Overconcentration Sublimit Amount Regarding Manufactured Housing Units,

     (p)  the Overconcentration Sublimit Amount Regarding No Documentation
          Loans,

     (q) the Overconcentration Sublimit Amount Regarding Rate/Term Refinance Loans,

     (r)  the Overconcentration Sublimit Amount Regarding Second Home
          Properties,

     (s) the Overconcentration Sublimit Amount Regarding Weighted Average FICO Score,

     (t) the Overconcentration Sublimit Amount Regarding Weighted Average LTV and

     (u)  the Overconcentration Sublimit Amount Regarding Zip Code.

"Owner Occupied Property" shall mean any Residential Dwelling which is occupied by the Mortgagor as such Mortgagor's primary residence.

"Payment Due" shall have the meaning specified in the Custodial Agreement.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to its functions under ERISA.

"Periodic Rate Cap" shall mean, with respect to each Adjustable Rate Mortgage Loan and any Interest Rate Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Interest Rate Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

"Permitted Modification or Extension" shall mean a modification or extension of a Mortgage Loan by Servicer that (A) is consented to by Buyer, or (B) both (i) in Servicer's reasonable and prudent determination, is not materially adverse to the interests of the owner of the Mortgage Loan; and (ii) does not, with respect to the related Mortgage Loan (a) change the Mortgage Interest Rate (other than by adjustments required by the terms of the related Mortgage Note), (b) defer or forgive the payment of any principal or interest (except for reasonable repayment plans with respect to delinquent payments), (c) change the Outstanding Principal Balance (except for actual payments of principal), (d) make any future advances or (e) extend the final maturity date.

"Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

"Plan" shall mean an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

"Price Differential Payment" shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the respective Pricing Rate for such Transaction to the Aggregate Adjusted Purchase Price for the Purchased Assets comprising such Transaction on a 360 day per year basis for the actual number of days during the related Accrual Period (reduced by any amount of such Price Differential Payments previously received by Buyer with respect to such Transaction).

"Pricing Rate" shall mean, with respect to any Mortgage Loan and any date of determination, a rate per annum equal to the sum of (a) the Eurodollar Rate applicable on such date plus (b) the Pricing Margin.

"Pricing Margin" shall mean,

     (a) prior to the occurrence of a Static Pool Event or of an Event of
     Foreclosure:

          (i) for all Mortgage Loans that are not HELOCs:

               (A) With respect to any Tranche, from and including the related Initial Purchase Date until but not including the Settlement Date immediately following such Initial Purchase Date, the lesser of (x) 110 basis points (1.10%) per annum and (y) 50 basis points (0.50%) per annum plus 50% of the positive difference, if any, between (A) the RFC Net Rate at Par for 30 days (Bloomberg Page RFC 30 Year Core FRM) as of the related Trade Date for the related Tranche minus the Eurodollar Rate as of the related Trade Date for the related Tranche and (B) 175 basis points (1.75%) per annum;

               (B) With respect to any Tranche, during the related Accrual Period, the lesser of (x) 110 basis points (1.10%) per annum and (y) 50 basis points (0.50%) per annum plus 50% of the positive difference, if any, between (A) the Eurodollar Rate as of the related Trade Date for the related Tranche and (B) the Eurodollar Rate with respect to the related Settlement Date;

          (ii) for all Mortgage Loans that are HELOCs, 80 basis points (0.80%) per annum;

     (b) following the occurrence of a Static Pool Event or of an Event of Foreclosure, and at all times during the Static Pool Period, for all Mortgage Loans, 200 basis points (2.00%) per annum.

"Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

"Purchase Agreement" shall mean any purchase agreement by and between Seller and any third party, including without limitation, any Affiliate of Seller, pursuant to which Seller has purchased assets subsequently sold to Buyer hereunder.

"Purchase Date" shall mean each date on which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian), which term shall include the Initial Purchase Date and all subsequent Purchase Dates with regard to any particular Purchased Asset.

"Purchase Price" shall mean on each Initial Purchase Date, the price at which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian), which shall equal the product of (i) the Advance Rate and (ii) the least of (x) the product of (a) the Seller Purchase Percentage and (b) the Outstanding Principal Balance, as of the related Cut-Off Date, of each Eligible Asset being so transferred, (y) the product of (a) the Book Value Percentage and
(b) the Outstanding Principal Balance, as of the related Cut-Off Date, of each Eligible Asset being so transferred and (z) the Outstanding Principal Balance, as of the related Cut-off Date, of each Eligible Asset being so transferred.

"Purchased Assets" shall mean, as of any date of determination, all the Mortgage Loans that are Eligible Assets and that are subject to Transactions hereunder as of such date.

"Purchased Items" shall mean all of Seller's interest in the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located: all Mortgage Loans, all rights under each Purchase Agreement (but not the obligations thereunder), all Mortgage Files, including without limitation all promissory notes, all Servicing Records relating to the Mortgage Loans, all Servicing Agreements relating to the Mortgage Loans and any other collateral pledged hereunder or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all servicing fees to which such Seller is entitled and servicing and other rights relating to the Mortgage Loans, all Servicer Accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, all Purchase Agreements or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Assets including the right to receive principal and interest payments with respect to the Purchased Assets and the right to enforce such payments, the Collection Account and all monies from time to time on deposit in the Collection Account that relate to the Purchased Assets, all "general intangibles", "accounts", "chattel paper", "deposit accounts" and "investment property" as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

"Qualified Hedge Agreement" shall mean an agreement entered into by Seller and a Qualified Hedge Counterparty (which agreement shall subsequently be assigned to Custodian on behalf of Buyer) in order to appropriately hedge any inconsistency between the interest rate of the Mortgage Loans and the Pricing Rate in a manner reasonably acceptable to Agent in form and substance; including (but not limited to) hedging interest rate caps, sinking funds, swaps, caps, collars or other methods acceptable to Agent and Seller. Any payments to be made by a Qualified Hedge Counterparty under a Qualified Hedge Agreement shall be made to Custodian for deposit in the Collection Account; any payments to be made to a Qualified Hedge Counterparty under a Qualified Hedge Agreement shall be made by Seller.

"Qualified Hedge Counterparty" shall mean any financial institution that has entered into a Qualified Hedge Agreement with Seller (which Qualified Hedge Agreement shall subsequently be assigned to Custodian on behalf of Buyer), and which institution is (i) rated not lower than A by any two of Fitch, Moody's or S&P or (ii) otherwise acceptable to Agent.

"Ramp-Up Period" shall mean the period of time from and including the Closing Date, through and including the six month anniversary of the Closing Date.

"Rate/Term Refinance Loan" shall mean a Mortgage Loan, the proceeds of which are not in excess of the existing prior mortgage loan on the related Mortgaged Property and related closing costs, and which were used exclusively to satisfy the existing prior mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

"Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

"Remittance Period" shall mean, with respect to each Settlement Date, (i) with respect to scheduled payments due on the Mortgage Loans, the period commencing on the second day of the second preceding calendar month, and ending on the first day of the calendar month preceding the calendar month in which such Settlement Date occurs, and (ii) with respect to unscheduled collections on the Mortgage Loans, the calendar month preceding by two months the calendar month in which such Settlement Date occurs.

"REO Property" shall mean real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

"Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or a successor provision thereof, other than those events as to which the 30 day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615 or one or more successor provision thereof.

"Repurchase Date" shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer, which shall be (i) the next Settlement Date and
(ii) any other date determined by application of the provisions of Section 3,
Section 13 or Section 20.

"Repurchase Documents" shall mean this Agreement, the Custodial Agreement, each Qualified Hedge Agreement and each Transaction Request.

"Repurchase Obligations" shall mean all of Seller's obligations to Buyer hereunder.

"Repurchase Price" shall mean the price at which Purchased Assets are to be transferred from Buyer or its designee to Seller on each related Repurchase Date, which will be determined in each case as the sum of (i) the Aggregate Adjusted Purchase Price for the related Purchased Assets, (ii) the Price Differential Payment with respect thereto as of the date of such determination and (iii) the applicable Exit Fees (if any).

"Required Excess Pricing Rate" shall mean for all Mortgage Loans 50 basis points (0.50%) per annum.

"Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Residential Dwelling" shall mean any one of the following: (i) a detached or attached single family dwelling, (ii) a two-to-four family dwelling, (iii) a Condominium Unit, (iv) a townhouse, (v) a Co-op Unit, (vi) a Manufactured Housing Unit or (vii) a detached or attached single family dwelling in a planned unit development. Mortgaged Properties that consist of the following property types are not Residential Dwellings: (a) log homes, (b) earthen homes, (c) underground homes, (d) mobile homes, (e) unimproved land and (f) commercial structures or "mixed-use" properties.

"Responsible Officer" shall mean, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the chief operating officer of such Person.

"Revolving Period" shall mean the period from and including the Closing Date, until but not including the earlier to occur of (i) the five-year anniversary of the Closing Date and (ii) the occurrence of a Static Pool Event or an Event of Foreclosure.

"Second Home Property" shall mean any a Residential Dwelling which is not occupied by the Mortgagor as such Mortgagor's primary residence, and which is used by the Mortgagor as a vacation or second home.

"Security Agreement" shall mean, with respect to any Mortgage Loan, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage and Mortgage Note), executed by the Mortgagor and/or others in connection with such Mortgage Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

"Seller" shall mean individually and together Hanover Holdings and HDMF, as defined in the Preamble hereto, and their successors in interest and permitted assigns.

"Seller Purchase Percentage" shall mean the purchase price percentage applied to the Outstanding Principal Balance of a Mortgage Loan to calculate the price Seller paid to the related Approved Originator for each Mortgage Loan under the applicable Purchase Agreement.

"Seller-Related Obligations" shall mean any obligations of Seller hereunder and under any other arrangement between Seller or an Affiliate of Seller on the one hand and Buyer or an Affiliate of Buyer on the other hand.

"Servicer" shall mean collectively and individually, each Approved Servicer that services the Mortgage Loans and its successors in interest and permitted assigns.

"Servicer Account" shall mean any account established by a Servicer in connection with the servicing of the Mortgage Loans.

"Servicer Material Adverse Effect" shall mean, with respect to any Servicer, (i) a material adverse effect on (a) the Property, business, operations, financial condition, corporate rating, servicer rating or prospects of such Servicer, (b) the ability of any Servicer to perform its obligations under the related Servicing Agreement or (ii) the default by such Servicer under the related Servicing Agreement.

"Servicer Notice" shall mean the notice from Seller to Servicer, substantially in the form of Exhibit V attached hereto.

"Servicer Remittance Date" shall mean the monthly date on which each Servicer shall provide the Servicer Remittance Tape and remit all Income (after retaining the Servicing Fee) directly to Custodian for deposit into the Collection Account as provided under the Custodial Agreement, which shall be the 18th day of each month, but if such day is not a Business Day, then the Business Day immediately following the 18th day of the month.

"Servicer Remittance Tape" shall mean the remittance report containing servicing information requested by Buyer or Custodian from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Assets serviced by such Servicer for the related Remittance Period.

"Servicing Agreement" shall mean any Servicing Agreement entered into between Seller and any Approved Servicer with respect to the Mortgage Loans, which shall be in form and substance acceptable to Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.

"Servicing Fee" shall have the meaning specified in the Custodial Agreement.

"Servicing File" shall mean, with respect to each Mortgage Loan, the file retained by Servicer consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of all documents in the Mortgage File set forth in Section 2 of the Custodial Agreement.

"Servicing Records" shall mean, with respect to a Mortgage Loan, all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loan.

"Settlement" shall mean the delivery to Buyer of a Borrowing Base Certificate by Seller and the payment by Seller to Buyer of the Non-Use Fee, the Price Differential Payment and the Payment Due as set forth in Section 5, in addition to any Repurchase Price.

"Settlement Date" shall mean the 5th day of each month, but if such day is not a Business Day, then the Business Day immediately following the 5th day of the month, provided, that each Settlement Date shall apply only to those Mortgage Loans included in the Servicer Remittance Tapes provided on the immediately preceding Servicer Remittance Date.

"Static Pool Event" shall mean each of the events set forth in Section 12(a) hereof.

"Static Pool Period" shall mean the period commencing with the earlier to occur of (i) the Static Pool Stated Commencement Date or (ii) the occurrence of a Static Pool Event or an Event of Foreclosure.

"Static Pool Stated Commencement Date" shall mean the five-year anniversary of the Closing Date.

"Structuring Fee" shall mean the fee, payable by Seller to Buyer on the Closing Date, in an amount equal to the product of (i) 25 basis points (0.25%) and (ii) the Maximum Amount (net of any Commitment Fee and un-used Due Diligence Fees previous paid).

"Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

"Tangible Net Worth" shall mean, with respect to Hanover Holdings, as of a particular date:

     (a) all amounts which would be included under capital on a balance sheet of Hanover Holdings at such date, determined in accordance with GAAP, plus the principal amount of all outstanding subordinated indebtedness issued by Hanover Holdings, plus liabilities to subsidiary trusts, provided that such subordinated indebtedness or liability to subsidiary trusts has no scheduled principal payments due (including by reason of the maturity date thereof) prior to the day which follows the Static Pool Commencement Date by at least one month, less

     (b) (i) amounts owing to Hanover Holdings from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with Hanover Holdings or its Affiliates and (ii) Intangible Assets of Hanover Holdings.

"Test Period" shall mean, with regard to Seller's covenant regarding Net Income, any period of six consecutive calendar months.

"Total Indebtedness" shall mean, with respect to any Person, for any period, the aggregate consolidated Indebtedness of such Person during such period maintained in accordance with GAAP.

"Trade Date" shall mean, with respect to each Tranche, the date on which the Seller and the related Approved Originator shall establish the Seller Purchase Percentage for such Tranche.

"Tranche" shall mean, collectively, all of the Fresh Mortgage Loans having the same Initial Purchase Date.

"Transactions" shall mean the transactions specified in Section 1 hereof.

"Transaction Request" shall mean a request from Seller to Buyer, in the form attached as Exhibit I hereto, to enter into a Transaction.

"Trust Receipt and Certification" shall mean a trust receipt and certification, in the form of Exhibit 1 to the Custodial Agreement, issued by Custodian to (i) Buyer (with respect to Mortgage Loans intended to be the subject of a Transaction) or (ii) Seller (with respect to Non-Purchased Mortgage Loans), confirming Custodian's possession of certain Mortgage Files which are held by Custodian for the benefit of Buyer, Seller or the holder of such trust receipt and certification, as applicable.

"U.S. Bank Schedule of Fees": The agreement between Custodian and Seller attached to the Custodial Agreement as Exhibit 10 thereto.

"Underwriting Guidelines" shall mean the underwriting guidelines delivered by Seller to Buyer on or prior to the Closing Date and attached hereto as Exhibit II, as the same may be modified or supplemented from time to time thereafter in accordance with Section 11(g).

"Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection and the priority of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection and the priority.

"VA" shall mean the Veterans' Administration, a US government agency guaranteeing mortgage loans to qualified US military veterans, and its successors in interest.

"Warehouse Lender's Release" shall mean the written release from any Person having a Lien on the Purchased Items and which shall be substantially in form set forth as Exhibit VI.

3. INITIATION; TERMINATION

(a) Conditions Precedent to the initial Transaction. Buyer's obligation to enter into the initial Transaction is subject, among other requirements, to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, if any, and all of the following documents, each of which shall be satisfactory in form and substance to Buyer and its counsel:

     (1) The following documents, as well as certain other documents, delivered to Buyer:

          (A) Master Repurchase Agreement. This Master Repurchase Agreement duly completed and executed by the parties thereto;

          (B) Custodial Agreement. The Custodial Agreement duly executed and delivered by each party thereto;

          (C) Consents and Waivers. Any and all consents and waivers, if any, required under the Other Financing Facilities then in effect, if any; and

          (D) UCC Financing Statements. UCC Financing Statements in form and substance satisfactory to Buyer naming Seller as Debtor and Buyer as Secured Party and describing the Purchased Items.

     (2) Opinions of Counsel. An opinion or opinions of outside counsel to Seller, in form and substance reasonably satisfactory to Buyer in its sole discretion;

     (3) Organizational Documents. A good standing certificate and certified copies of charter and by-laws (or equivalent documents) of each Seller and of all corporate or other authority for Seller with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by Seller, from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller, as applicable, to the contrary);

     (4) Underwriting Guidelines. A copy of Seller's current Underwriting Guidelines, and any material changes to the Underwriting Guidelines made since the Underwriting Guidelines were last delivered to Buyer;

     (5) Initial Costs. Buyer (or Buyer's counsel directly) shall have received payment for its fees and expenses of counsel to Buyer incurred in connection with the initial establishment of the Facility, and Custodian shall have received payment of its initial acceptance fee, if any, in each case, from Seller;

     (6) Structuring Fee. Buyer shall have received payment in the amount of $500,000 less (i) the Commitment Fee previously paid, and further less (ii) any unapplied portion of the Due Diligence Fee previously paid; and

     (7) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Additional Conditions Precedent to each Transaction. Buyer's obligation to enter into each Transaction is subject, among other requirements, to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

     (1) with respect to any Transaction, whenever requested, no Event of Foreclosure shall have occurred;

     (2) with respect to any Transaction, whenever requested, Buyer shall have received from Seller, ISDA Master Agreements in form and substance satisfactory to Buyer and its counsel, executed by all Qualified Hedge Counterparties that are party to one or more Qualified Hedge Agreements;

     (3) with respect to any Transaction requested during the Revolving Period:

          (A) after giving effect to the requested Transaction, the Aggregate Adjusted Purchase Price of all Transactions outstanding shall not exceed the Maximum Amount;

          (B) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 10 shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (C) after giving effect to the requested Transaction, the Aggregate Adjusted Purchase Price of all Transactions outstanding shall not exceed the Aggregate Asset Value;

          (D) subject to Buyer's right to perform one or more Due Diligence Reviews pursuant to Section 26, Buyer shall have completed its due diligence review of the Mortgage File for each related Mortgage Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Mortgage Loan as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion;

          (E) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date, Seller shall have provided to Buyer a copy of the related Servicing Agreement which shall be acceptable to Buyer in form and substance, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and the related Servicer;

          (F) to the extent Seller is required hereunder to reimburse Buyer for such amounts pursuant to Section 26 hereof, Buyer shall have received reimbursement of the costs and expenses incurred by it in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with appraisal review and due diligence recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at Buyer's option, may be withheld from the sale proceeds of any Transaction hereunder;

          (G) Buyer shall have approved all material exceptions to the Underwriting Guidelines, such approval not to be unreasonably withheld;

          (H) to the extent there are any MERS Designated Mortgage Loans, Buyer shall have received from Seller a copy of a fully executed Electronic Tracking Agreement;

          (I) Buyer shall have received from Seller, with respect to MERS Designated Mortgage Loans, a MERS Report reflecting Seller as Investor and no Person named in the Interim Funder field for each such MERS Designated Mortgage Loan;

          (J) the Purchased Assets (including any Fresh Mortgage Loans which are included in such Transaction) shall be subject to such Qualified Hedge Agreements as Buyer and Seller reasonably determine to be necessary;

          (K) if such Transaction involves the Initial Purchase Date for Fresh Mortgage Loans, Seller shall have delivered (and Buyer shall have accepted and approved) a Transaction Request and a Borrowing Base Certificate via Electronic Transmission in accordance with the procedures set forth in Section 3(c), with respect to the Facility (which Borrowing Base Certificate shall reflect (i) those Mortgage Loans included in the Servicer Remittance Tapes provided on the immediately preceding Servicer Remittance Date, (ii) all Fresh Mortgage Loans delivered into the Facility since the end of the Remittance Period to which such Servicer Remittance Tapes relate and
          (iii) on a pro forma basis, the Fresh Mortgage Loan(s) proposed to be included in the Facility);

          (L) if such Transaction involves the Initial Purchase Date for Fresh Mortgage Loans, Buyer shall have received from Custodian with respect to each such Fresh Mortgage Loan a Trust Receipt and Certification, dated such Initial Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Fresh Mortgage Loans to be purchased hereunder on such Initial Purchase Date;

          (M) if such Transaction involves the Initial Purchase Date for Fresh Mortgage Loans, Buyer shall have received from Seller, if applicable, a Warehouse Lender's Release with respect to each such Fresh Mortgage Loan to be sold to Buyer; provided, that (a) all such releases shall be in forms acceptable to Buyer; and (b) all Purchased Assets shall be sold and transferred to Buyer with such releases as are necessary to remove all Liens, and all other claims and encumbrances from the such Fresh Mortgage Loans on the related Initial Purchase Date;

          (N) if such Transaction involves the Initial Purchase Date for Fresh Mortgage Loans, no Static Pool Event or Event of Foreclosure shall have occurred and be continuing and the Static Pool Commencement Date shall not have occurred;

          (O) No more than 20 Tranches shall be included in the Facility at any one time.

(c) Transaction Requests relating to Fresh Mortgage Loans may not be submitted
(i) more frequently than once a week, in addition to Transactions requested to occur on a monthly Settlement Date and (ii) with respect to an aggregate requested Purchase Price of less than $5,000,000.

(d) Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in Section 3(b) have been satisfied (both as of the date of such notice or request and as of the date of such purchase) and shall be deemed to be a request for a Transaction.

(e) Seller shall request a Transaction relating to Fresh Mortgage Loans by delivering to Buyer via Electronic Transmission

     (1) a preliminary draft of the Transaction Request together with a preliminary draft of the Borrowing Base Certificate no later than 5:00 p.m. New York City time, on the Business Day two Business Days prior to the Purchase Date. The preliminary draft of the Transaction Request shall describe the Fresh Mortgage Loans in a Mortgage Loan Schedule to the best of Seller's ability as of the day and time such draft is delivered, and shall set forth (i) the Initial Purchase Date therefor, (ii) the Purchase Price thereof, (iii) the Seller Purchase Percentage and the Book Value Percentage for each such Fresh Mortgage Loan, (iv) the Cut-off Date therefor, (v) the Outstanding Principal Balance of each such Fresh Mortgage Loan as of the Cut-off Date and (vi) any additional terms or conditions not inconsistent with this Agreement; provided, however, that such preliminary draft may contain errors and omissions, and Buyer shall have the opportunity to deliver comments and/or corrections to Seller; and

     (2) a finalized version of the Transaction Request together with a finalized version of the Borrowing Base Certificate no later than 2:30 p.m., New York City time, on the Business Day prior to the Purchase Date. The finalized version of the Transaction Request shall be a complete and final description of the Fresh Mortgage Loans in a Mortgage Loan Schedule, incorporating any comments and/or corrections received by Seller from Buyer, and shall set forth (i) the Initial Purchase Date therefor, (ii) the Purchase Price thereof, (iii) the Seller Purchase Percentage and the Book Value Percentage for each such Fresh Mortgage Loan, (iv) the Cut-off Date therefor, (v) the Outstanding Principal Balance of each such Fresh Mortgage Loan as of the Cut-off Date and (vi) any additional terms or conditions not inconsistent with this Agreement.

(f) The Initial Purchase Date for any Fresh Mortgage Loans shall occur not sooner than one Business Day after the date on which all conditions and actions referenced in paragraphs (b) and (e) hereof have been satisfied and/or taken. On each Initial Purchase Date, Buyer shall pay to Seller the Aggregate Net Purchase Price for the related Fresh Mortgage Loans. On each Settlement Date, Buyer may, with the consent of Seller, use as a source of funding for the payment of such Aggregate Net Purchase Price any funds then on deposit in the Collection Account which are in excess of the amount necessary to fund the Price Differential Payment and any other Facility Fees which are due on such Settlement Date. If Buyer determines to use such Collection Account funds as such a source of funding, Buyer shall direct Custodian to release such funds to Seller.

(g) Seller shall repurchase the Mortgages Loans in each Transaction on the applicable Repurchase Date at the Repurchase Price. On the final Repurchase Date, termination of a Transaction will be effected by transfer to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited, transferred to, or applied to the obligations of Seller pursuant to Section 5, which amount shall be netted against the simultaneous receipt of the Repurchase Price by Buyer). To the extent a net amount is owed to one party, the other party shall pay such amount to such party. On the final Repurchase Date with respect to a Transaction (i.e., when the Repurchase Date does not "roll", as provided in paragraph (h) following), Seller is obligated to obtain the Custodial Files from Custodian at Seller's expense.

(h) Each Settlement Date shall also be a Repurchase Date for all Purchased Assets. Provided that no Event of Foreclosure shall have occurred, Buyer agrees that, on each Settlement Date, Buyer will re-purchase from Seller all Purchased Assets then required to be repurchased by Seller, provided, that Buyer shall only be required to re-purchase each such Purchased Asset continuing to be an Eligible Asset which neither (i) is then a Defaulted Mortgage Loan nor (ii) would, if included in the Facility as of such Settlement Date, cause any Overconcentration Sublimit to be exceeded; provided, further, that during the Static Pool Period, all remaining amounts on deposit in the Collection Account on each Settlement Date and relating to the Purchased Assets shall be applied in reduction of the Aggregate Adjusted Purchase Price, as provided in Section 9 of the Custodial Agreement. As a result of the foregoing, the parties expect and intend that, on each Settlement Date, prior to the occurrence of an Event of Foreclosure, the only amounts due to Buyer after application of the netting convention referenced above will be the Price Differential Payment, any Borrowing Base Deficiency, any other accrued and unpaid Facility Fees (if any) then due, plus, if such Settlement Date occurs during the Static Pool Period, such remaining amounts on deposit in the Collection Account that relate to the Purchased Assets. Unless Seller affirmatively notifies Buyer otherwise, Seller shall be deemed to have requested Buyer on each Settlement Date prior to the occurrence of an Event of Foreclosure to re-purchase all Purchased Assets then included in the Facility.

Buyer's commitment to re-purchase on each Settlement Date all Purchased Assets (subject to the qualifications referenced above) shall terminate upon the occurrence of an Event of Foreclosure, at which point (as more particularly provided in Section 13 hereof) Seller must repurchase all Purchased Assets at the Repurchase Price, and, to the extent Seller does not do so, Buyer may exercise its remedies as provided in Section 13 hereof.

(i) With respect to each Purchased Asset, Seller shall deliver to Custodian the Custodial File pertaining to each Eligible Asset to be purchased by Buyer.

(j) Seller may effect a final repurchase of any or all Purchased Assets (i.e., a repurchase which does not "roll" pursuant to paragraph (h) above) at the Repurchase Price on any date without penalty or premium other than any applicable Exit Fee. If Seller intends to make such a repurchase, Seller shall give three Business Day's prior written notice thereof to Buyer, designating the Purchased Assets to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. The amount of the Aggregate Adjusted Purchase Price of the Purchased Assets thus repurchased shall be available for subsequent Transactions subject to the terms of this Agreement.

(k) Seller must effect a final repurchase of all Purchased Assets (i.e., a repurchase which does not "roll" pursuant to paragraph (h) above) at the Repurchase Price without penalty, or premium other than any applicable Exit Fee on the earlier to occur of (I) at any time following the Revolving Period, 10 Business Days after the date on which the Aggregate Adjusted Purchase

Price is 10% or less of the Maximum Amount and (II) the 15 year anniversary of the Closing Date.

4. RESERVED.

5. INCOME PAYMENTS; SETTLEMENTS

(a) Pursuant to each Servicer Notice, each Servicer shall be directed such that, upon receipt by such Servicer of any payments and collections on account of the Mortgage Loans from any Mortgagor, and after such Servicer has retained the amount of the Servicing Fee in accordance with the related Servicing Agreement, such Servicer shall remit all Income directly to Custodian for deposit into the Collection Account as provided under the Custodial Agreement.

(b) On each Settlement Date Seller shall owe to Buyer a sum of money equal to the sum of the Price Differential Payment, the Borrowing Base Deficiency, if any, calculated with respect to such Settlement Date and any other unpaid Facility Fees, if any. Such amounts shall be paid to Buyer from amounts then on deposit in the Collection Account, as provided in Section 9 of the Custodial Agreement. If Buyer fails to receive all or part of the amount so due in immediately available funds by wire transfer by 5:00 p.m., New York City time, on the Settlement Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount so due) the Late Payment Fee until the overdue amount is received in full by Buyer.

(c) Buyer shall offset against the Repurchase Price of each such Transaction all Income (and without duplication), all Price Differential Payments and all Borrowing Base Deficiencies actually received by Buyer for such Transaction pursuant to Section 5(b) and Section 5(d) as of the applicable Repurchase Date, respectively, excluding any Late Payment Fees paid pursuant to Section 5(b) and any Non-Use Fees, Exit Fee and Make-Whole Fee; it being understood that the Late Payment Fees, any Non-Use Fees, Exit Fees and Make-Whole Fees are properties of Buyer that are not subject to offset against the Repurchase Price.

(d) On (i) each Borrowing Base Monthly Certification Date during the Revolving Period and (ii) at the time of the submission of a Transaction Request relating to Fresh Mortgage Loans, Seller shall deliver to Buyer and to Custodian a Borrowing Base Certificate. If any Borrowing Base Certificate indicates that a Borrowing Base Deficiency exists, an amount equal to such Borrowing Base Deficiency shall be due on the immediately following Settlement Date, or offset against the Purchase Price for such Fresh Mortgage Loans. During the Static Pool Period or following the occurrence of an Event of Foreclosure, all remaining Income with respect to the Purchased Assets after the payment of the Facility Fees and certain other fees (as more completely detailed in Section 9 of the Custodial Agreement) shall be applied to the reduction of the Aggregate Adjusted Purchase Price.

Seller shall owe to Buyer (i) on each Settlement Date occurring during the Revolving Period and following the Ramp-up Period, any applicable, unpaid Non-Use Fee and Exit Fee and (ii) on each Settlement Date occurring during the Revolving Period, whether during or following the Ramp-up Period, any applicable, unpaid Make-Whole Fee.

6. REQUIREMENTS OF LAW

(a) If any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

     (1) shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Transaction (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof;

     (2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Eurodollar Rate hereunder;

     (3) shall impose on Buyer any other condition; and the result of any of the foregoing is a material increase to the cost to Buyer of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof:

then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b) Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time the Price Differential Payment is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have been received had such tax not been imposed.

(c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 6 submitted by Buyer to Seller shall be conclusive in the absence of manifest error. Buyer shall not claim any additional amounts under this Section 6 from Seller unless Buyer is making such claim with respect to all borrowers or counterparties of Buyer who have provisions comparable to this
Section 6 in their agreements with Buyer.

(d) If a change in any Requirement of Law results in additional amounts being due, Seller shall pay all such amounts as have then accrued, and may then elect either (i) to continue paying any additional amounts as may thereafter accrue as a result of such change or (ii) to wind down the

Facility within 30 days, by payment of the Aggregate Repurchase Price and all other unpaid amounts, including such additional amounts as may continue to accrue during such 30-day period as a result of such charge; if Seller chooses
(ii), no Exit Fee shall be charged.

7. SECURITY INTEREST

(a) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of Seller's Repurchase Obligations and the Seller-Related Obligations, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items and the Purchased Assets to Buyer to secure the Repurchase Obligations and the Seller-Related Obligations, including without limitation the repayment of all amounts owing to Buyer hereunder. The assignment, pledge and grant of security interest contained herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder. All Purchased Items shall secure the payment of all obligations of Seller now or hereafter existing under this Agreement, including, without limitation, Seller's obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan, for the Repurchase Price and to pay any and all other amounts owing to Buyer hereunder.

(b) Pursuant to the Custodial Agreement, Custodian shall hold the Custodial Files as exclusive bailee and agent for Buyer pursuant to the terms of the Custodial Agreement and shall deliver to Buyer Trust Receipts and Certifications each to the effect that Custodian has reviewed such Custodial Files in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Custodial Files as so reviewed.

8. PAYMENT, TRANSFER AND CUSTODY

(a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder, including the amount of any Repurchase Price or Payment Due, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Collection Account, not later than 5:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer of the Purchase Price not later than 5:00 p.m., New York City time, simultaneously with the delivery to Custodian of the Purchased Assets relating to each Transaction. Seller hereby sells, transfers, conveys and assigns to Buyer or its designee (including Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related

Purchased Items. Upon Buyer's request, the parties shall cause each MERS Designated Loan to be noted by MERS to be held for Buyer's benefit.

(c) In connection with such sale, transfer, conveyance and assignment, Seller shall deliver or cause to be delivered and released to Buyer or its designee (including Custodian) (i) the MERS number for each MERS Designated Loan, (ii) the Mortgage Files, (iii) the Mortgage Loan Schedule and (iv) the Electronic Tracking Agreement.

(d) Any Mortgage Files retained by Seller are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee or the related Servicer shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including Custodian). The possession of any items constituting the Mortgage File by Seller or its designee is at the will of Buyer, and such retention and possession by Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by Seller or its designee shall be segregated on Seller's or its designee's books and records from the other assets of Seller or its designee and the books and records of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee shall release its custody of any items constituting the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller. The related Servicer's custodial responsibilities shall be as set forth in the related Servicing Agreement.

9. HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets and Purchased Items, subject in each case to the rights of the related Servicer on the Servicing File. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion; provided, that no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant to Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Items delivered to Buyer by Seller.

10. SELLER REPRESENTATIONS

Each Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder are in full force and effect:

(a) Acting as Principal. Seller will engage in such Transactions as principal;

(b) Solvency. Neither the Repurchase Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller's creditors. The transfer of the Mortgage Loans subject hereto and the obligation to repurchase such Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Mortgage Loans pursuant hereto and the obligation to repurchase such Mortgage Loans (i) will not cause Seller to become insolvent,
(ii) will not result in Seller being inadequately capitalized for its operations and liabilities, and (iii) will not result in debts that would be beyond Seller's ability to pay as the same mature.

(c) Equivalent Value Received. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and Purchased Items subject hereto;

(d) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale to Buyer of Purchased Assets pursuant to this Agreement;

(e) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that Seller cannot perform each and every covenant contained in the Repurchase Documents applicable to it to which it is a party;

(f) No Static Pool Events; No Events of Foreclosure. Neither any Static Pool Event nor any Event of Foreclosure has occurred or is continuing hereunder;

(g) Legal Name; Existence: Organizational Identification Number. Hanover Holdings' exact legal name is, and for the immediately preceding four months has been Hanover Capital Mortgage Holdings, Inc. Hanover Holdings (i) is, and since its formation has been, a business corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is not organized under any other jurisdiction; (ii) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Hanover Holdings' organizational identification number assigned by the State of Maryland is 9200114824.

HDMF-I's exact legal name is, and for the immediate preceding four months has been as set forth in the Preamble hereto. HDMF-I (i) is, and since its formation has been, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is not organized under any other jurisdiction; (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. HDMF-I's organizational identification number assigned by the State of Delaware is 3374858.

HDMF-II's exact legal name is, and for the immediate preceding four months has been as set forth in the Preamble hereto. HDMF-II (i) is, and since its formation has been, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is not organized under any other jurisdiction; (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and
(iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. HDMF-II's organizational identification number assigned by the State of Delaware is 3565725.

HDMF Realty's exact legal name is, and for the immediate preceding four months has been as set forth in the Preamble hereto. HDMF Realty (i) is, and since its formation has been, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is not organized under any other jurisdiction; (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. HDMF Realty's organizational identification number assigned by the State of Delaware is 3565726.

(h) Financial Condition. Seller has heretofore furnished to Buyer a true and accurate copy of (a) the annual report (Form 10K) of Hanover Holdings and its consolidated Subsidiaries for the most recent period, which fairly present in all material respects the consolidated financial condition and results of operations of Hanover Holdings and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments), accompanied by a certificate of a Responsible Officer of Seller, which certificate states that the representations made by Seller herein are true and accurate. Since December 31, 2005, there has been no material adverse change in the consolidated business, operations or financial condition of Hanover Holdings and Hanover Holdings' consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

(i) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Seller, or any of their respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority which (i) question or challenge the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) make a claim or claims in an aggregate amount greater than $1,000,000, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect, other than those disclosed on Schedule 7.

(j) No Breach. Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the transactions therein contemplated to be entered into by any Seller in compliance with the terms and provisions thereof will (i) conflict with or result in a breach of the organizational documents of Seller or (ii) conflict with or result in a breach of any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority which conflict or breach would have a Material Adverse Effect, or (iii) conflict with or result in a breach of any Servicing Agreement or other material agreement or instrument to which any Seller or any of their respective Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of any Seller or any of their respective Subsidiaries pursuant to the terms of any such agreement or instrument.

(k) Action. Each Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents, to which it is a party; the execution, delivery and performance by it of each of the Repurchase Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document to which it is a party has been duly and validly executed and delivered by it, and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms.

(l) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Seller of the Repurchase Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents or any such authorizations, approvals or consents of, or filings or registrations with, any Governmental Authority or any securities exchange have been previously obtained, given or made.

(m) Margin Regulations. Neither any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

(n) Taxes. Each Seller and its respective Subsidiaries has filed all federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of their respective Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of any Seller and their respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.


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

(o) Investment Company Act. Neither Hanover Holdings, nor HDMF nor any of their respective Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Act.

(p) Purchased Assets.

     (1) Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person, except Buyer hereunder, and immediately prior to the sale of such Purchased Asset to Buyer, Seller was the sole legal and beneficial owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder. At the time of sale from Seller to Buyer, each Mortgage Loan involved in the Transaction meets the criteria of an Eligible Asset. No Eligible Assets sold to Buyer were adversely selected by Seller from its portfolio of such loans.

     (2) The provisions of this Agreement are effective to create in favor of Buyer a valid and fully perfected first priority security interest in all right, title and interest of Seller in, to and under the Purchased Items free and clear of any adverse claims.

     (3) Upon receipt by Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of Seller (or by an authorized officer of the related Approved Originator, if not previously endorsed to Seller), Buyer shall have a valid and fully perfected first priority security interest in the applicable Mortgage Note and in such Seller's interest in the related Mortgaged Property.

     (4) Upon the filing of financing statements on Form UCC-1 naming Buyer as "Secured Party", each Seller as "Debtor" and describing the Purchased Items, in the jurisdictions and recording offices listed on Exhibit IV attached hereto, the security interests granted hereunder in the Purchased Items will constitute valid and fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

     (5) Buyer shall have a valid and fully perfected first priority security interest in all investments in the Collection Account relating to the Purchased Assets and all deposit accounts comprising Purchased Items.

     (6) With respect to each Purchased Asset, each of the representations and warranties on Schedule 1 is true and correct as of the date specified for each such representation and warranty therein.

(q) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Purchased Items is its chief executive office.

(r) Servicing Agreements. Seller has delivered to Buyer all Servicing Agreements with respect to the Purchased Mortgage Loans and no default or event of default exists thereunder.

(s) Other Financing Facilities. All credit facilities, repurchase facilities or substantially similar facilities of Seller which are presently in effect are listed on Schedule 2 hereto, which schedule shall be updated by Seller as required to reflect each Other Financing Facility to which Seller becomes a party. No Other Events of Default exist under any of the Other Financing Facilities. Seller shall give Buyer prior notification if any amendment to any financial covenant (with respect to Seller) in any Other Financing Facility increases the obligations or requirements of any Seller or any Affiliate thereof thereunder, and such changed financial covenant shall, with no further action of Seller or Buyer, automatically become a part hereof and be incorporated herein upon the effectiveness of such amendment in the Other Financing Facility.

(t) True and Complete Disclosure. The information, reports (including but not limited to Servicer Remittance Tapes and Borrowing Base Certificates), financial statements, exhibits and schedules furnished in writing by or on behalf of each Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each Seller to Buyer in connection with this Agreement and the other Repurchase Documents and the transactions contemplated hereby (other than with respect to the Mortgage Loans) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(u) ERISA. Each Plan to which any Seller or any of their respective Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which any Seller would be under an obligation to furnish a report to Buyer under Section 11 (a)(4).

(v) No Reliance. Each Seller has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.


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

(w) Compliance with Anti-Money Laundering Laws. Seller and, to the best of Seller's knowledge, each originator of a Mortgage Loan have complied with all Anti-Money Laundering Laws; Seller has established an adequate anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(x) Other Security Agreements. Seller has not become bound under Section 9-203(d) of the UCC by a Security Agreement previously entered into by another Person.

11. COVENANTS OF EACH SELLER

On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, each Seller covenants that:

(a) Financial Statements. Seller shall deliver to Buyer:

     (1) as soon as available and in any event within the time frame for filing with the Securities and Exchange Commission, the quarterly management financial statement (Form 10Q) of Hanover Holdings and its consolidated Subsidiaries as at the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Hanover Holdings and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

     (2) as soon as available and in any event within the time frame for filing with the Securities and Exchange Commission, beginning with the fiscal year ending December 31, 2006, the annual consolidated financial statement of Hanover Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Hanover Holdings and its consolidated Subsidiaries for such year (Form 10K), setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Hanover Holdings and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

     (3) from time to time such other information regarding the financial condition, operations, or business of any Seller as Buyer may reasonably request; and

     (4) as soon as reasonably possible, and in any event within 30 days after a Responsible Officer of Seller knows, or with respect to any Plan or Multiemployer Plan to which any Seller or any of their respective Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Seller setting forth details respecting such event or condition and the action, if any, that Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Seller or an ERISA Affiliate with respect to such event or condition):

          (A) any reportable event, as defined in Section 4043(c) of ERISA or any successor provision thereof and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided, that a failure to meet the minimum funding standard of Section 412 of the Code or
          Section 302 of ERISA or any successor provision thereof, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA or any successor provision thereof, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any successor provision thereof); and any request for a waiver under Section 412(d) of the Code or any successor provision thereof for any Plan;

          (B) the distribution under Section 404l(c) of ERISA or any successor provision thereof of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;

          (C) the institution by PBGC of proceedings under Section 4042 of ERISA or any successor provision thereof for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (D) the complete or partial withdrawal from a Multiemployer Plan by Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA or any successor provision thereof (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or any successor provision thereof or that it intends to terminate or has terminated under Section 4041A of ERISA or any successor provision thereof;

          (E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller or any ERISA Affiliate to enforce
          Section 515 of ERISA or any
          successor provision thereof, which proceeding is not dismissed within 30 days; and

          (F) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA or any successor provision thereof.

Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to paragraphs (a)(1), a(2) and (a)(3) above, a certificate of a Responsible Officer of each Seller to the effect that, to the best of such Responsible Officer's knowledge, Seller during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Static Pool Event or of any Event of Foreclosure except as specified in such certificate (and, if any Static Pool Event or Event of Foreclosure has occurred and is continuing, describing the same in reasonable detail and describing the action Seller has taken or proposes to take with respect thereto).

(b) Litigation. Seller will promptly, and in any event within ten days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting any Seller or any of their respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(c) Existence, etc. Each Seller will with respect to itself:

     (1) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided, that nothing in this Section 11(c)(1) shall prohibit any transaction expressly permitted under Section 11(d));

     (2) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

     (3) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

     (4) not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 10(f) or (ii) change its jurisdiction of organization, unless it shall have provided Buyer 30 days' prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder;

     (5) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

     (6) make available to Buyer and permit Buyer, subject to its representatives entering to a confidentiality agreement with Seller with provisions substantially similar to the provisions of Section 28, upon reasonable notice (unless a Static Pool Event shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records (subject to the proviso at the end of this sentence), and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer; provided, that Buyer shall not be allowed to
     (a) copy Seller's operating agreement or subscription agreement, or (b) copy or review Seller's proprietary trading systems. Any confidential information in the possession of Buyer pursuant to this clause (6) shall, upon termination of this Agreement, be returned to Seller or destroyed by Buyer other than certain information retained in the legal files of Buyer pursuant to the determination of Buyer's counsel.

(d) Prohibition of Fundamental Changes. During the term of this Agreement, no Seller, individually, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that each Seller may merge or consolidate with (i) any other Seller or any wholly owned subsidiary of such Seller or of any other Seller, or (ii) any other Person if such Seller is the surviving entity; and provided, further, that if after giving effect thereto, no Static Pool Event would exist hereunder.

(e) Notices. Seller shall give notice to Buyer:

     (1) promptly upon receipt of notice or knowledge of the occurrence of any Static Pool Event or of any Event of Foreclosure;

     (2) promptly, upon Seller's becoming aware, of any Servicer Material Adverse Effect;

     (3) with respect to any Purchased Asset hereunder, promptly upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset;


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

     (4) promptly upon receipt of notice or knowledge of (i) any material default related to any Purchased Item, (ii) any Lien or security interest on, or claim asserted against, any Purchased Item (other than the Lien created hereby) or (iii) any event or change in circumstances or asset values which could reasonably be expected to have a Material Adverse Effect;

     (5) promptly upon the occurrence of any Other Event of Default under the Other Financing Facilities;

     (6) with respect to any material changes in servicing and/or collection policies; and

     (7) promptly upon the occurrence of any material litigation, as set forth in Section 10(i) above.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Seller setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

(f) Reports. (i) On each Borrowing Base Monthly Certification Date and (ii) by 2:30 p.m., New York City time, at least one Business Day prior to each Initial Purchase Date for Fresh Mortgage Loans, Seller shall provide Buyer with a Borrowing Base Certificate and such reports as Buyer may reasonably request with respect to Seller. On the 18th day of each month (or, if such 18th day is not a Business Day, then on the Business Day which immediately follows such 18th day) Seller shall notify Custodian with respect to any payments expected to be received by Custodian on account of the Qualified Hedge Agreements with respect to the related Settlement Date.

(g) Underwriting Guidelines. All Eligible Assets will conform generally with the Underwriting Guidelines. Seller shall not make any material change in the Underwriting Guidelines without prior written consent of Buyer and shall review the Underwriting Guidelines periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller's business objectives. In the event Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

(h) Limitation on Liens. Immediately upon notice of a Lien or any circumstance which could give rise to a Lien on the Purchased Items, Seller will defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items (other than any security interest created under this Agreement), and Seller will defend the right, title and interest of Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever.

(i) Maintenance of Profitability. For at least one calendar month during each Test Period, the Sellers, collectively, shall not permit the aggregate Net Income of the Sellers, collectively, determined on a monthly basis before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

(j) Maintenance of Cash or Cash Equivalents. Hanover Holdings shall maintain at least $5,000,000 of Cash or Cash Equivalents at all times.

(k) Tangible Net Worth. Hanover Holdings shall at all time maintain a Tangible Net Worth of at least $80,000,000.

(l) Servicer Remittance Tape; Servicing. Seller shall cause each Servicer, on each Servicer Remittance Date, to (i) provide to Custodian via Electronic Transmission, the Servicer Remittance Tape and (ii) remit the Income (after retaining the Servicing Fee) with respect to the related Remittance Period to the Collection Account.

Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved by Buyer, which approval shall be deemed granted by Buyer with respect to each Approved Servicer listed on Schedule 6 hereof with the execution of this Agreement.

(m) Required Filings. Seller shall promptly provide Buyer with notice of regulatory investigations of Seller or any Subsidiary of Seller and copies of
(i) as applicable, all reports of regulatory audits of Seller or any Subsidiary of Seller, and all responses thereto, (ii) as applicable, all filings required to be made with the Securities and Exchange Commission or any filings with other federal regulatory agencies which Seller is required to make in accordance with the regulations of such regulatory agencies, and (iii) such other non-privileged documents that Buyer may reasonably request.

(n) Borrowing Base Certificate. The information on the Borrowing Base Certificate shall be certified by a Responsible Officer of each Seller, and shall include a certification of compliance with the financial covenants set forth in clauses (i), (j) and (k) of this Section 11 as of the end of the immediately preceding month demonstrating therein the calculations each Seller used to determine its compliance.

(o) Inconsistent Agreements. Seller will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement containing any provision which would be violated or materially breached by any Transaction hereunder or by the performance by Seller of its obligations under any Repurchase Document.

(p) Escrow Imbalance. Following the occurrence of a Static Pool Event or an Event of Foreclosure, Seller will, no later than five Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance including, without limitation, depositing its own funds into such account to eliminate any overdrawal or deficit.

(q) Qualified Hedge Agreements. Seller shall enter into and maintain one or more Qualified Hedge Agreements to hedge the portfolio of Purchased Assets in a manner satisfactory to Agent and Seller in form and substance and shall observe and perform all covenants and agreements under such Qualified Hedge Agreements. With respect to any Mortgage Loan that is not a HELOC, Seller shall enter into and maintain at all times during the term of this Agreement as long as Purchased Assets exist in the Facility, one or more Qualified Hedge Agreements in a manner sufficient to maintain the Excess Pricing Rate for such Mortgage Loan at the Required Excess Pricing Rate. With respect to any Mortgage Loan that is a HELOC, if the Excess Pricing Rate for such Mortgage Loan declines below 75 basis points (0.75%) per annum, Seller shall enter into and maintain one or more Qualified Hedge Agreements in a manner sufficient to maintain the Excess Pricing Rate for such Mortgage Loan at the Required Excess Pricing Rate. Any payments to be made by a Qualified Hedge Counterparty under a Qualified Hedge Agreement shall be required to be made directly to Custodian for deposit in the Collection Account; if any payment is nevertheless made by a Qualified Hedge Counterparty under a Qualified Hedge Agreement to Seller, Seller shall remit such payment to Custodian for deposit into the Collection Account within one Business Day of receipt of such payment; any payments required to be made to a Qualified Hedge Counterparty under a Qualified Hedge Agreement shall be made by Seller.

(r) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Static Pool Event if such action is taken or condition exists.

(s) Compliance with Laws. Seller, on behalf of Buyer, shall cause to be serviced and administered the Mortgage Loans and Mortgagor information and records in accordance with the terms of the Mortgage Loan documents and the requirements of applicable federal, state and local laws, regulations and executive orders. Seller shall require each Servicer, at all times during the term of this Agreement to service and administer the Mortgage Loans and Mortgagor information and records in compliance with Accepted Servicing Practices and in accordance with the Gramm-Leach-Bliley Act (together with regulations and guidelines promulgated thereunder), as amended from time to time.

(t) Mortgage Collection Guidelines and Compliance. Seller shall pursuant to each Servicer Notice direct each Servicer to remit all Income directly to the Collection Account. Seller shall strictly enforce each Servicing Agreement against the related Servicer.

(u) Purchases from Approved Originator. Each Mortgage Loan shall have been purchased by Seller from an Approved Originator.

(v) Market Value. Seller shall inform Buyer, for informational purposes only, upon request and within a reasonable period of time, of Seller's determination of the Market Value of all Purchased Assets.

(w) HELOC Provisions. With respect to each HELOC, each related Servicing Agreement shall require the related Servicer to (a) fund any related Draws, (b) offset such funding amounts against remittances paid to Seller on a monthly basis (or in the case of an interim servicer servicing a HELOC prior to servicing transfer to the Seller or its designee, Seller shall reimburse such interim servicer for such funding amounts) and (c) to be deemed to have conveyed the additional balances to Seller upon any such funding. Notwithstanding anything to the contrary herein, in no event shall Buyer have any obligation to either (a) fund any Draws with respect to


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

any HELOC or (b) reimburse any Servicer for the funding of any Draws, which obligations shall be retained by Seller, or Servicer on behalf of Seller. With respect to each HELOC, if a Mortgagor requests an increase in the related Credit Limit, Seller shall cause Servicer to, in its sole and absolute discretion, either accept or reject the Mortgagor's request in accordance with the Servicing Agreement and the Credit Line Agreement and the Seller shall cause the Servicer to notify the Buyer in writing of Servicer's decision. If the request for a Credit Limit increase is accepted, the increase will be effected by Seller, or Servicer on behalf of Seller, through modification of the related loan documents. Seller shall deliver to Buyer an updated Mortgage Loan Schedule reflecting the modification to the HELOC and shall deliver any modified loan documents to Custodian.

12. STATIC POOL EVENTS AND EVENTS OF FORECLOSURE

(a) If any of the following Static Pool Events occur during the Revolving Period Buyer shall have the rights set forth in Section 13(a):

     (i) Seller (a) defaults in the payment of any Repurchase Price (whether at stated maturity, upon acceleration or at mandatory or optional prepayment), Price Differential Payment, Borrowing Base Deficiency, Non-Use Fee, Make Whole Fee or Exit Fee, in each case when due or (b) fails to deliver a Borrowing Base Certificate on any day when a Borrowing Base Certificate is required to be delivered hereunder, and such default in either case (a) or
     (b) continues uncured for two Business Days following the first day Seller knew, or reasonably should have known, of such situation; provided, that if Seller demonstrates to the reasonable satisfaction of Buyer that Seller's failure to deliver timely a Borrowing Base Certificate was due to factors beyond Seller's control, the cure period shall be extended to the date reasonably specified by Buyer after taking such factors into account; or

     (ii) Seller defaults in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by Buyer of such default, and such situation continues uncured for three Business Days following the first day Seller knew, or reasonably should have known, of such situation; or

     (iii) any representation, warranty or certification made or deemed made herein, in a Transaction Request, or in any other Repurchase Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by or on behalf of Seller proves to have been false or misleading in any material respect as of the time made or furnished; provided, that Seller shall have five Business Days to cure such false or misleading representation, warranty or certification following the first day Seller knew, or reasonably should have known, of such situation; or

     (iv) Seller fails to comply with the requirements of Section 11(c) through
     Section 11(m), 11(q) and 11(u); or except as otherwise set forth in Section 12(a) or Section 12(b), Seller fails to observe or perform any other covenant or agreement contained in this Agreement or any other Repurchase Document, and such situation continues uncured for a period of


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

     30 days following the first day Seller knew, or reasonably should have known, of such situation; or

     (v) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate is or are rendered against Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

     (vi) any Repurchase Document for whatever reason is terminated or ceases to be in full force and effect, or the enforceability thereof is contested by Seller; or

     (vii) Seller grants, or suffers to exist, any Lien on any Purchased Item (except any Lien in favor of Buyer); or the Purchased Items have not been sold to Buyer free and clear of any Liens in favor of any Person other than Buyer, or the Liens contemplated hereby cease or fail to be first priority perfected Liens on any Purchased Items in favor of Buyer or are Liens in favor of any Person other than Buyer, which Liens are not released, or the related Purchased Item repurchased, within five Business Days following the first day Seller knew, or reasonably should have known, of such situation, provided, that such cure period shall be shortened to two Business Days if such Liens affect a material portion of all Purchased Items; or

     (viii) Seller or any of Seller's Affiliates fail to pay any principal of or premium or interest on (or otherwise be in default under) (i) any Indebtedness of Seller or of such Affiliate which default (1) involves the failure to pay a matured obligation in excess of $500,000 after the expiration of any applicable grace periods, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, (ii) any other contract to which Seller or such Affiliate is a party which default (1) involves the failure to pay a matured obligation in excess of $500,000 after the expiration of any applicable grace periods, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, or
     (iii) any Seller-Related Obligation; or

     (ix) any change that has a Material Adverse Effect, in each case as determined by Buyer in its sole discretion exercised in good faith, or any other condition exists which, in Buyer's sole discretion exercised in good faith, constitutes a material impairment of (i) Seller's ability to perform its obligations under this Agreement or any other Repurchase Document or
     (ii) the collectibility of the Purchased Assets; or

     (x) (A) any Person engages in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Plan or any Lien in favor of the PBGC or a Plan arises on the assets of Seller or any Commonly Controlled Entity, (C) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to


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

     administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan terminates for purposes of Title IV of ERISA, (E) Seller or any Commonly Controlled Entity incurs, or in the reasonable opinion of Buyer is likely to incur, any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (F) any other event or condition occurs or exists with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

     (xi) upon any Other Event of Default under any Other Financing Facility; or

     (xii) if Buyer has purchased MERS Designated Mortgage Loans, the Electronic Tracking Agreement has for whatever reason been terminated or ceases to be in full force and effect and Buyer (or Custodian as its designee) has not received an assignment of mortgage with respect to each MERS Designated Mortgage Loan, in blank, in recordable form, but unrecorded.

     (xiii) the Maximum Amount is exceeded, and such situation continues uncured for more than two consecutive Business Days following the first day Seller knew, or reasonably should have known, of such situation;

     (xiv) the Excess Pricing Rate declines below the applicable Required Excess Pricing Rate, net of the effect of any Qualified Hedge Agreement, and such situation continues uncured for two consecutive monthly Settlement Dates following the first day Seller knew, or reasonably should have known, of such situation;

     (xv) Seller fails to enter into a Qualified Hedge Agreement and thereby to hedge the portfolio of Purchased Assets in a manner reasonably satisfactory to Agent and Seller in form and substance, or Seller fails to observe or perform any covenant or agreement under any Qualified Hedge Agreement;

     (xvi) any Seller can no longer conduct business as a whole for any reason;

     (xvii) a Management Change occurs with respect to Seller, unless consented to by Buyer;

     (xviii) a material change of the Underwriting Guidelines occurs that is not approved by Buyer;

     (xix) Seller fails to maintain a fidelity bond or any other type or types of fraud insurance policy in a minimum amount of $1,000,000;

     (xx) a breach of the Delinquency Test occurs on two consecutive monthly Settlement Dates;


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

     (xxi) an Event of Foreclosure occurs;

     (xxii) one or more Servicer Material Adverse Effects occur, which, individually or in the aggregate, affect 25% or more the then aggregate Outstanding Principal Balance of all Mortgage Loans subject to the Facility and, in connection therewith, termination for cause is not enforced by Seller within the terms of the related Servicing Agreement; or

     (xxiii) a breach of Section 11(d) hereof occurs.

(b) If any of the following Events of Foreclosure occurs at any time during the term of the Facility, Buyer shall have the rights set forth in Section 13(b):

     (i) an Act of Insolvency occurs with respect to any Seller;

     (ii) Buyer becomes aware and has a reasonable basis to believe that Seller is engaging in fraudulent behavior or willful misconduct with regard to the administration or use of the Facility;

     (iii) Hanover Holding's Tangible Net Worth declines below $50,000,000, and such situation continues uncured for two Business Days following the first day Seller knew, or reasonably should have known, of such situation;

     (iv) the Delinquency Ratio equals or exceeds 10%, and such situation continues uncured for two Business Days following the first day Seller knew, or reasonably should have known, of such situation;

     (v) following a demand made by Agent that Seller repurchase (A) any Purchased Asset in respect of which there is a breach of a representation and warranty set forth in Schedule 1 or (B) any Defaulted Mortgage Loan, Seller fails so to repurchase, and such situation continues uncured for two Business Days following the first day Seller knew, or reasonably should have known, of such situation; or

     (vi) the Aggregate Adjusted Purchased Price exceeds the aggregate Outstanding Principal Balances of all Purchased Assets, and such situation continues uncured for two Business Days following the first day Seller knew, or reasonably should have known, of such situation.

13. REMEDIES UPON STATIC POOL EVENTS AND EVENTS OF FORECLOSURE

(a) If a Static Pool Event occurs, the following rights and remedies are available to Buyer; provided, that a Static Pool Event, having once occurred, shall be deemed to be continuing unless expressly waived by Buyer in writing.

     (1) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the


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

     occurrence of an Act of Insolvency of any Seller), the Revolving Period shall terminate, and no Fresh Mortgage Loans shall be added to the Facility.

     (2) All Income with respect to the Purchased Assets shall continue to be remitted directly to Custodian on each Settlement Date for deposit into the Collection Account in accordance with Section 5 hereof and with Section 9 of the Custodial Agreement.

     (3) The Pricing Margin shall increase to the rate described in subsection
     (b) of the definition thereof.

     (4) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of non- judicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's-length.

(b) If an Event of Foreclosure shall occur:

     (1) (i) Seller's obligations to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date, and to pay all other amounts owed by Seller hereunder, shall thereupon become immediately due and payable, (ii) all Income with respect to the Purchased Assets paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owed by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer any Purchased Items then in Seller's possession or control.

     (2) Buyer shall have the right to obtain physical possession of the Servicing Records and all files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments of mortgage as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Repurchase Documents.

     (3) At any time on the Business Day following notice to Seller of the occurrence of an Event of Foreclosure (except that no notice need be given in the event of an Act of Insolvency) in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell (either in the form of a whole-loan sale or a securitization), without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value (which, for this


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

     purpose, shall be determined by Buyer) of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to costs of related covering and/or related hedging transactions; third to the Repurchase Price; fourth to any other outstanding obligation of Seller to Buyer or its Affiliates; and fifth, to Seller.

     (4) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 24, if Seller fails or refuses to perform its obligations as set forth therein.

     (5) The Pricing Margin shall increase to the rate described in subsection
     (b) of the definition thereof.

     (6) Seller shall be liable to Buyer, payable as and when incurred by Buyer, for (A) the amount of all actual out-of-pocket expenses, including reasonable legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Foreclosure, and (B) all direct costs incurred in connection with hedging or covering transactions.

     (7) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

     (8) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Foreclosure and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

     (9) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of non- judicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's-length.

14. INDEMNIFICATION AND EXPENSES

(a) Seller agrees to hold each Indemnified Party harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against each Indemnified Party (including counsel's fees and disbursements) relating to or arising out of this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case,


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

results from anything other than the Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all such liabilities, losses, etc., with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation the federal Truth in Lending Act and/or the federal Real Estate Settlement Procedures Act, or any rule, regulation or order of any regulator, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel.

Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors harmless with respect to all claims, expenses, fees, liabilities, losses, damages, judgments, costs (including any reasonable attorneys fees) and expenses of any kind which may be incurred or suffered by, Seller, arising out of, or alleged to arise out of, any action taken by Buyer as required by this Agreement except for claims, expenses, fees, liabilities, losses, damages, judgments, costs, and expenses due to the Indemnified Party's gross negligence or willful misconduct.

(b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses (including legal fees) incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith and any reasonable costs and expenses incurred by Buyer in connection with its review upon any renewal of the terms of this Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed all fees, disbursements and expenses of Custodian. Subject to the limitations set forth in Section 26, Seller agrees to pay Buyer all the out of pocket due diligence, inspection, appraisal, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Section 24 and Section 26.

15. RECORDING OF COMMUNICATIONS

Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between their employees and those of the other


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


party with respect to Transactions upon notice to the other party of such recording. Buyer and Seller consent to the admissibility of such tape recordings in any litigation, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

16. SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder;
(iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

17. NOTICES AND OTHER COMMUNICATIONS

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the other Repurchase Documents (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by Electronic Transmission, telex or telecopy) delivered to the intended recipient at such recipient's Address for Notices. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given (i) when transmitted by telecopy or personally delivered, (ii) in the case of a mailed notice, upon receipt, or (iii) or in the case of a notice sent via Electronic Transmission, when received by the individual to whose electronic mailbox such notice was sent, provided, however, that receipt by an the intended recipient's automatic-reply program which informs the sender that the intended recipient is unable to access electronic mail shall not constitute receipt of such notice for purposes of this Agreement.

18. ENTIRE AGREEMENT; SEVERABILITY

This Agreement and the other Repurchase Documents constitute the entire understanding between Buyer and Seller with respect to the subject matter each covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement and the other Repurchase Documents. Each provision and agreement herein shall be treated as separate and independent from any other


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

provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19. NON-ASSIGNABILITY; AMENDMENTS

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any attempted assignment without such consent shall be null and void. Notwithstanding the foregoing, Buyer may assign its rights and remedies under this Agreement and under any Transaction without the consent of Seller (a) to any Affiliate, and (b) in connection with any pledge, rehypothecation or other right permitted pursuant to Section 9. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement, whether express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. This Agreement may not be amended or modified unless such amendment or modification is in writing and signed by Buyer and Seller.

20. TERMINABILITY

This Agreement may be terminated by Seller upon giving 30 days written notice to Buyer, subject to the payment of the Make-Whole Fee, if applicable, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transaction then outstanding. In addition, upon any Other Event of Default by any Seller under any of the Other Financing Facilities, after giving effect to any applicable grace or cure period, at the option of Buyer, exercised by written notice to Seller, Buyer may terminate this Agreement and the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Static Pool Event or Event of Foreclosure that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of a Static Pool Event or Event of Foreclosure, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of Seller under Section 14 shall survive the termination of this Agreement.

21. GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES.


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22. SUBMISSION TO JURISDICTION; WAIVERS

EACH OF BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL, POSTAGE PREPAID), TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23. NO WAIVERS, ETC.

No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. A Static Pool Event or an Event of Foreclosure shall be deemed to be continuing unless expressly waived by Buyer in writing.

24. SERVICING

(a) Seller covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans, and according to Accepted Servicing Practices. Seller shall strictly enforce, on behalf of Buyer, the terms and provisions of each Servicing Agreement against the related Servicer (including Custodian if it becomes a successor Servicer).

Seller shall give prompt notice to Buyer and Custodian of the occurrence of a Servicer default under the related Servicing Agreement, and shall seek the consent of Buyer before exercising any remedies under the related Servicing Agreement with respect to such default.

(b) Seller (i) shall, in accordance with Section (3)(b)(3)(E), provide a copy of each Servicing Agreement to Buyer and shall provide a Servicer Notice to Buyer substantially in the form of Exhibit V hereto, fully executed by Seller and Servicer; and (ii) hereby irrevocably assigns to Buyer and Buyer's successors and assigns all right, title and interest of Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Seller agrees that no Person shall assume the servicing obligations with respect to the Mortgage Loans as successor to Servicer unless such successor is approved in writing by Buyer prior to such assumption of servicing obligations.

(c) After the Purchase Date, until the repurchase of any Mortgage Loan, Seller will have no right to modify or alter the terms of such Mortgage Loan other than in accordance with the terms of the Servicing Agreement.

(d) The Mortgage Loans shall be serviced on a "scheduled/scheduled" basis (i.e., Servicer shall advance delinquent interest and principal), and the base servicing fee for the Purchased Assets, on a weighted average basis, as of the Initial Purchase Date for such Mortgage Loans shall not be less than the following, unless consented to by Custodian and Buyer prior to the inclusion of such Mortgage Loans in the Facility: (i) for Mortgage Loans with Outstanding Principal Balances not conforming to the maximum loan limits of Fannie Mae or Freddie Mac's guidelines, 12.5 basis points (0.125%) per annum, (ii) for Mortgage Loans with Outstanding Principal Balances conforming to the maximum loan limits of Fannie Mae and Freddie Mac's guidelines, 25 basis points (0.25%) per annum.

25. INTENT

(a) The parties recognize that this Agreement and each Transaction is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

(b) It is understood that Buyer's right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 13 hereof is a contractual right to liquidate such Transaction as described in and subject to the requirements of Sections 555 and 559 of the Bankruptcy Code.

(c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in FDIA, then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of FDICIA and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA or regulations promulgated thereunder).

26. PERIODIC DUE DILIGENCE REVIEW

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than three Business Days') prior notice to Seller unless a Static Pool Event or an Event of Foreclosure shall have occurred and be continuing, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller shall pay all Due Diligence Costs; provided, that in the event that a Static Pool Event or an Event of Foreclosure shall have occurred, Seller shall reimburse Buyer for any and all reasonable out-of-pocket costs and expenses thereafter incurred by Buyer in connection with Buyer's activities pursuant to this Section 26.

27. MISCELLANEOUS

(a) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(b) The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Seller hereby acknowledges that:

     (1) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Repurchase Documents;

     (2) Buyer has no fiduciary relationship to Seller; and

     (3) no joint venture exists between Buyer and Seller.

28. CONFIDENTIALITY

(a) Buyer and Seller hereby acknowledge and agree that all Confidential Terms shall be kept confidential by each of Buyer and Seller and shall not be divulged to any party (other than an Affiliate of Buyer or Seller) without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of an Event of Foreclosure, Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer's rights hereunder, provided, that such information is not regarding Seller's proprietary trading systems or (iv) Buyer determines it necessary to disclose such information to its counterparties or agents in connection with Buyer's rights under Section 9. The provisions set forth in this Section 28 shall survive the termination of this Agreement for a period of one year following such termination.

(b) Notwithstanding any of the foregoing or to the contrary, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party (and each of its employees, representatives, affiliates or agents) is permitted to disclose to any and all persons, without limitation of any kind (other than limitations imposed by state or federal securities laws), the structure and tax aspects of the transactions, and all material of any kind (including opinions or other tax analyses) that are provided to each party related to such structure and tax aspects. In this regard, each party acknowledges and agrees that its disclosure of the structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding), except as is reasonably necessary to comply with state and federal securities laws. Furthermore, each party acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions is limited in any other manner (such as where the transactions are claimed to be proprietary or exclusive) for the benefit of any other person (other than as it may be limited by state or federal securities laws).

29. CONFLICTS

In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Transaction Request, the documents shall control in the following order of priority: first, the terms of the Transaction Request shall prevail, second, the terms of this Agreement shall prevail, third, the terms of the Custodial Agreement shall prevail, and fourth, the terms of the other Repurchase Documents shall prevail.

30. SET-OFF

In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller to Buyer hereunder or otherwise (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all monies and other property of Seller, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

31. SELLER'S LIABILITY

The liability of HDMF and Hanover Holdings under this Agreement shall be joint and several.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have entered into this Repurchase Agreement as of the date set forth above.

                                        BUYER:
                                        AUTOBAHN FUNDING COMPANY LLC

                                        By: DZ Bank AG Deutsche
                                            Zentral-Genossenschaftsbank,
                                            as its attorney-in-fact


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:
                                        DZ Bank AG Deutsche Zentral-
                                        Genossenschaftsbank 609 Fifth Avenue
                                        New York, New York 10017
                                        Attention: Francine Farragher
                                        Facsimile No.: 212-745-1651
                                        Telephone No.: 212-745-1667


                                        BUYER:
                                        DZ BANK AG DEUTSCHE
                                        ZENTRAL-GENOSSENSCHAFTSBANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:
                                        Autobahn Funding Company LLC,
                                        c/o DZ Bank AG Deutsche
                                        Zentral-Genossenschaftsbank
                                        609 Fifth Avenue
                                        New York, New York 10017
                                        Attention: Francine Farragher
                                        Facsimile No.: 212-745-1651
                                        Telephone No.: 212-745-1667


                               Signature Page -1-

                                        SELLER:

                                        HANOVER CAPITAL MORTGAGE HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Name: John A. Burchett
                                        Title: Chief Executive Officer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:
                                        200 Metroplex Drive, Suite 100
                                        Edison, NJ 08817
                                        Attn: Irma N. Tavares,
                                              Chief Operating Officer
                                        Telecopier No.: (732) 548-0286
                                        Telephone No: (732) 548-0101
                                        E-mail: irma.tavares@hanovertrade.com


                                        SELLER:

                                        HDMF-I, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:
                                        200 Metroplex Drive, Suite 100
                                        Edison, NJ 08817
                                        Attn:
                                              ----------------------------------
                                        Telecopier No.:
                                                        ------------------------
                                        Telephone No:
                                                      --------------------------
                                        E-mail:
                                                --------------------------------


                               Signature Page -2-

                                        SELLER:

                                        HDMF-II, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:
                                        200 Metroplex Drive, Suite 100
                                        Edison, NJ 08817
                                        Attn:
                                              ----------------------------------
                                        Telecopier No.:
                                                        ------------------------
                                        Telephone No:
                                                      --------------------------
                                        E-mail:
                                                --------------------------------


                                        SELLER:

                                        HDMF-II REALTY CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:
                                        200 Metroplex Drive, Suite 100
                                        Edison, NJ 08817
                                        Attn:
                                              ----------------------------------
                                        Telecopier No.:
                                                        ------------------------
                                        Telephone No:
                                                      --------------------------
                                        E-mail:
                                                --------------------------------


                               Signature Page -3-

                                   SCHEDULE 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Seller hereby makes the following representations and warranties to Buyer, with respect to each Mortgage Loan, as of the Initial Purchase Date therefor (except as otherwise specified below). For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan.

1. Mortgage Loans as Described. The information set forth in the Mortgage Loan
Schedule is complete, true and correct;

2. Payments Current. All payments required to be made up to the related Initial Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited;

3. No Outstanding Charges. On each Purchase Date, and except with respect to delinquent payments, there are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

4. Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer and which has been delivered to Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

5. No Defenses. On each Purchase Date, the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury,


                                   Sch 1 -1-
nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. At the time of the Initial Purchase Date, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

6. Hazard Insurance. On each Purchase Date, with respect to a Mortgage Loan, pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac in an amount not less than the greater of (i) 100% of the replacement cost of all improvements to the Mortgaged Property or (ii) the Outstanding Principal Balance of the Mortgage Loan, but in any event at least equal to the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with that required by Fannie Mae and Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming the related Approved Originator and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided, that the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller;

7. Compliance with Applicable Laws. On each Purchase Date, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws


                                   Sch 1 -2-
applicable to the Mortgage Loan have been complied with in the origination and servicing of each Mortgage Loan, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements;

8. No Satisfaction of Mortgage. On each Purchase Date, the Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor;

9. Location and Type of Mortgaged Property. On each Purchase Date, the Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule, and consists of a single parcel of real property with a detached or attached single family residence erected thereon, or a two-to-four family dwelling, or a Condominium Unit, or detached or attached single family dwelling in a planned unit development, or a townhouse, a Manufactured Housing Unit or a Co-op Unit, and no residence or dwelling is a mobile home, a log home, an earthen home, an underground home, or unimproved land. No Mortgaged Property is a commercial structure or "mixed-use" property, and no portion of the Mortgaged Property is used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

10. Valid First Lien. On each Purchase Date, with respect to a Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest on the Mortgaged Property, as set forth on the Mortgage Loan Schedule, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(a) the lien of current real property taxes and assessments not yet due and payable;

(b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and


                                   Sch 1 -3-

(c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any Security Agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority perfected security interest on the property described therein and Seller has full right to sell and assign the same to Buyer.

11. Validity of Mortgage Loan Documents. On each Purchase Date, the Mortgage Note, the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related agreement, and the Mortgage Note, the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, negligence, misrepresentation or omission of fact with respect to a Mortgage Loan has taken place on the part of Seller or, to the best of Seller's knowledge, the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan. Seller has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

12. Full Disbursement of Proceeds. On each Purchase Date, the Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

13. Ownership. Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan has not been otherwise assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

14. Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing


                                   Sch 1 -4-
requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

15. LTV; FICO. The Mortgage Loan does not have an LTV in excess of 95% except for any Mortgage Loan guaranteed by the FHA or VA; any Mortgage Loan (except for any such Mortgage Loans guaranteed by the FHA or VA) with LTV in excess of 80% shall be covered by a primary mortgage insurance policy from an insurer approved by Fannie Mae or Freddie Mac which results in such Mortgage Loan having an LTV not in excess of that required by Fannie Mae or Freddie Mac. At the time of origination the related Mortgagor did not have a FICO score of less than 600, except as to any such Mortgage Loan guaranteed by the FHA or VA.

16. Title Insurance. On each Purchase Date, with respect to any Mortgage Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (a), (b), and (c) of Paragraph (10) of this Schedule I. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller and its successors and assigns is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller;

17. No Defaults. On each Purchase Date, and except with respect to delinquent payments, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration;


                                   Sch 1 -5-

18. No Mechanics' Liens. On each Purchase Date, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

19. Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation;

20. Origination; Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan (unless such Mortgage Loan is a Permitted IO Loan) commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the applicable index plus the Gross Margin, subject to the Periodic Rate Cap and Maximum Mortgage Interest Rate. The Mortgage Note is payable on the first day of each month, with installments of interest calculated and payable in arrears, and with principal payments sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note;

21. Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

22. Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with Seller's Underwriting Guidelines in effect at the time the Mortgage Loan was originated, a copy of which Underwriting Guidelines are attached as Exhibit II to the Repurchase Agreement. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;


                                   Sch 1 -6-

23. Occupancy of the Mortgaged Property. On each Purchase Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except with respect to Purchased Assets secured by Residential Dwellings which are not occupied by the Mortgagors as their primary residences, including second or vacation homes, as well as Investor Properties, referred to herein as "Non-Owner Occupied Loans", the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

24. No Additional Collateral. On each Purchase Date, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable Security Agreement or chattel mortgage referred to in Paragraph (10) above;

25. Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

26. Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

27. Delivery of Mortgage Loan Documents. The Mortgage File and any other documents required to be delivered by Seller under this Agreement have been delivered to Buyer or its Custodian; Seller is in possession of a complete, true and accurate Mortgage File in compliance with Section 2 of the Custodial Agreement, except for such documents the originals of which have been delivered to Buyer or its Custodian;

28. Due on Sale. Other than for FHA and VA guaranteed Mortgage Loans, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;


                                   Sch 1 -7-

29. Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

30. No Buydown Provisions, Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

31. Consolidation of Future Advances. Any future advances made prior to the related Initial Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

32. Mortgaged Property Undamaged. On each Purchase Date there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

33. Collection Practices: Escrow Deposits: Adjustable Rate Mortgage Loan Adjustments. On each Purchase Date the origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations at the time they were applied. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of Seller or Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Mortgage Loan is covered by a life of loan tax service contract. All Escrow Payments have been collected in full compliance with state and federal laws. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal laws and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local laws has been properly paid and credited;

34. Appraisal. The Servicing File includes an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by a appraiser qualified, for conventional Mortgages under Fannie Mae or Freddie Mac guidelines, and for FHA/VA Mortgages under HUD and VA


                                   Sch 1 -8-
guidelines, who (i) was licensed in the state where the Mortgaged Property is located, (ii) had no interest, direct or indirect, in the Mortgaged Property or in any Mortgage Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. The appraisal shall have been made within 180 days of the origination of the Mortgage Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice and all applicable Federal and state laws and regulations. If the appraisal was made more than 120 days before the origination of the Mortgage Loan, Seller shall have received and included in the Servicing File a recertification of the appraisal.

35. Servicemembers' Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge of, any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act of 2004, as amended, or any similar state statute;

36. Environmental Matters. The Mortgaged Property is free from any and all toxic or Hazardous Substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting of prerequisite to use and enjoyment of said property;

37. No Construction Loans. The Mortgage Loan was not made in connection with (a) facilitating the trade-in or exchange of a Mortgaged Property or (b) the construction or rehabilitation of a Mortgaged Property;

38. No Denial of Insurance. On each Purchase Date, no action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, primary mortgage insurance policy, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

39. Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

40. Mortgagor Acknowledgment. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Mortgage Loans. Seller shall maintain such documents in the Mortgage File;

41. Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered," "predatory," "flipped" or similar loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology


                                   Sch 1 -9-
under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

42. Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) or any successor provision thereof of the Internal Revenue Code of 1986, as amended;

43. Insurance. On each Purchase Date, Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer;

44. Simple Interest Mortgage Loans. None of the Mortgage Loans that are not HELOCs are simple interest Mortgage Loans;

45. [RESERVED];

46. Flood Certification Contract. Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to Buyer;

47. Maximum Original Principal Balance. No Mortgage Loan had an original principal balance at the time of its origination in excess of $3,000,000;

48. Wet Funded Loans. No Mortgage Loan is a "wet funded" loan at the time of its Initial Purchase Date;

49. IO Loans. Acceptable interest-only loans ("Permitted IO Loans") are those with (i) a payment that requires only interest payments for the initial three, five, seven or ten year period; (ii) no negative amortization; and (iii) full amortization within 30 years of origination.

50. No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

51. Domestic Loan. The Mortgage Loan is denominated and payable only in United States dollars; each Mortgagor has a billing address in the United States and is a United States citizen; each Mortgage Property is located within the United States.

52. No Exception. Custodian has not noted any material exceptions on a Trust Receipt and Certification with respect to the Mortgage Loan which would materially and adversely affect the Mortgage Loan or Buyer's ownership of the Mortgage Loan, unless consented to by Buyer;


                                   Sch 1 -10-

53. Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be Submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

54. Endorsements. Each Mortgage Note has been endorsed by Seller, or by the related Approved Originator, if not previously endorsed to Seller, for its own account and as not as a fiduciary, trustee, trustor or beneficiary under a trust agreement;

55. Servicing. On each Purchase Date, an Approved Servicer is the servicer of the Mortgage Loan;

56. Georgia Fair Lending Act. No Mortgage Loan secured by owner-occupied Mortgaged Property located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

57. Accuracy of Information. On each Purchase Date, all information provided to Buyer by Seller with respect to the Mortgage Loans is accurate in all material respects;

58. Single Premium Credit Insurance. No Mortgagor is offered or required to purchase single premium credit insurance in connection with the origination of the related Mortgage Loan;

59. Eligible Asset. On each Purchase Date, each Mortgage Loan is an Eligible Asset.

60. [RESERVED]

61. Privacy. On each Purchase Date, Seller agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information has been held by Seller in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; and (b) Seller has not disclosed or used, and will not disclose and use any such information other than as permitted by applicable law.

62. No Blocked or Otherwise Prohibited Activity. (a) No Mortgage Loan or any related Mortgagor was or is (or would be if such Mortgage Loan was originated on the Purchase Date) subject to or in violation of the USA Patriot Act of 2001 or of the stated prohibitions of Executive Order 13224; and (b) no Mortgage Loan involves a person (as such term is defined in such Executive Order) identified as a Specially Designated National ("SDN") or any other similar designation by the Office of Foreign Asset Control or any other federal agency with similar charge or jurisdiction.

63. No Prohibited Loan. No Mortgage Loan is in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

64. [RESERVED]


                                   Sch 1 -11-

65. Scheduled/Scheduled Servicing. On each Purchase Date, each Mortgage Loan that is neither a HELOC nor a Permitted IO Loan is being serviced on a "scheduled/scheduled" basis.

66. Cooperative Loans. With respect to each Cooperative Loan:

     (i) The cooperative shares are held by a Person as a tenant-stockholder in a cooperative. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and proprietary lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Custodian or its designee establishes in Buyer a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Buyer has full right to sell and assign the same. The proprietary lease term expires no less than five years after the Mortgage Loan term or such other term acceptable to Fannie Mae or Freddie Mac;

     (ii) A cooperative lien search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative is located;

     (iii) (a) The term of the related proprietary lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any proprietary lease which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the cooperative;
          (c) there is no prohibition in any proprietary lease against pledging the cooperative shares or assigning the proprietary lease; (d) the cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Co-Op Unit is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the recognition agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the cooperative has good and marketable title to the Co-Op Unit, and owns the Co-Op Unit either in fee simple or under a leasehold that complies with the requirements of the Fannie Mae Guidelines; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

     (iv) Seller has the right under the terms of the Mortgage Note, pledge agreement and recognition agreement to pay any maintenance charges or assessments owed by the Mortgagor; and

     (v) Each stock power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such cooperative shares will be transferred by the stock transfer agent of the cooperative if Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan.


                                   Sch 1 -12-

The representations and warranties in this Section shall survive the execution and assignment of this Agreement and any subsequent transfers of each Mortgage Loan.


                                   Sch 1 -13-

                                   SCHEDULE 2

                           OTHER FINANCING FACILITIES

1.  Sovereign Repurchase Facility
2.  Greenwich Repurchase Facility
3.  Bank of America Repurchase Facility
4.  Lehman Repurchase Facility
5.  Countrywide Repurchase Facility
6.  Deutsche Bank Repurchase Facility
7.  Citigroup Repurchase Facility
8.  Bear Stearns Repurchase Facility
9.  JPM Repurchase Facility
10. Morgan Stanley Repurchase Facility
11. CSFB Repurchase Facility
12. Goldman Sachs Repurchase Facility


                                    Sch 2 -1-

                                   SCHEDULE 3

                                 CUSTODIAL FILE

(i) the original Mortgage Note bearing all intervening endorsements, endorsed in blank, "Pay to the order of __________________, without recourse," and, if previously endorsed, signed in the name of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and the endorsement must be by "[name of last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and shall provide notice in the Custodial File, and the endorsement must be by "[name of last endorsee], formerly known as [previous name]";

(ii) unless such Mortgage Loan is a MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in recordable form, signed in the name of the last assignee by an authorized officer. The Mortgage shall be assigned, with assignee's name left blank. If the Mortgage Loan was acquired by the last assignee in a merger, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and the Assignment of Mortgage must be made by "[name of last assignee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and shall provide notice in the Custodial File, and the Assignment of Mortgage must be by "[name of last assignee], formerly known as [previous name]";

(iii) the original guarantee executed in connection with the Mortgage Note, if any, for which Seller shall give Buyer and Custodian written notice of such document, such notice to be provided in the Custodial File by Seller;

(iv) the original Mortgage with evidence of recording thereon or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage, the escrow agent or closing attorney stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to Buyer or Buyer's designee upon receipt thereof by the party delivering the Officer's Certificate; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(v) the originals (or if the original is lost after recordation in a public recording office, a copy certified by such public recording office to be a true and complete copy) of all assumption,


                                    Sch 3 -1-
modification, consolidation or extension agreements, with evidence of recording thereon, if any, and Seller shall give Buyer and Custodian written notice of such document, such notice to be in the Custodial File, provided in the Mortgage Loan Schedule or otherwise provided in writing to Buyer and Custodian by Seller.

(vi) unless such Mortgage Loan is a MERS Designated Mortgage Loan, the originals, if any, of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage, the escrow agent or closing attorney stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to Buyer or Buyer's designee upon receipt thereof by the party delivering the Officer's Certificate; or (B) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(vii) the original lender's title policy, or, if such policy has not been issued, a written commitment or interim binder issued by a title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing that such title insurance policy will be issued;

(viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any and Seller shall give Buyer and Custodian written notice of such document, such notice to be in the Custodial File, provided in the Mortgage Loan Schedule or otherwise provided in writing to Buyer and Custodian by Seller;

(ix) the original power of attorney with evidence of recording thereon, if any;

(x) [RESERVED];

(xi) with respect to each Cooperative Loan:

     (A) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________ without recourse" and signed in the name of the last endorsee by an authorized Person (in the event that the Mortgage Loan was acquired by the last endorsee in a merger, as Custodian was notified in writing, the signature must be in the following form:
     "[last endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by the last endorsee while doing


                                    Sch 3 -2-
     business under another name, as Custodian was notified in writing, the signature must be in the following form: "[last endorsee], formerly known as [previous name]");

     (B) The original cooperative security agreement entered into by the Mortgagor with respect to such Cooperative Loan;

     (C) UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to Buyer, provided, that Custodian may conclusively rely on statements from Seller as to the sufficiency thereof;

     (D) Original assignment of the cooperative security agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to Seller;

     (E) Original cooperative UCC filing and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

     (F) Cooperative shares representing the stock allocated to the related Co-op Unit and pledged by the related Mortgagor to the originator of such Cooperative Loan with a cooperative stock power in blank attached;

     (G) Original cooperative lease;

     (H) Original assignment of cooperative lease, in blank, and all intervening assignments thereof;

     (I) Original cooperative recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the cooperative corporation, the cooperative shares of which were pledged by the related Mortgagor to the originator of such Cooperative Loan; and

     (J) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Cooperative Loan (if, and to the extent that, Custodian is notified in writing that such documents should be in the related Custodial
     File);

(xii) with respect to each HELOC, the original Credit Line Agreement (as notified to Custodian in writing).


                                    Sch 3 -3-

                                   SCHEDULE 4

                             MORTGAGE LOAN SCHEDULE

(1)  the Mortgage Loan identifying number;

(2)  the Mortgagor's last name;

(3) the street address of the Mortgaged Property including the state and zip code;

(4) a code indicating the ownership type of the Mortgaged Property (i.e. Owner Occupied Property, Second Home Property, Investor Property);

(5) the type of Residential Dwelling constituting the Mortgaged Property (i.e. single family dwelling, two-to-four family dwelling, Condominium Unit, townhouse, Co-op Unit, Manufactured Housing Unit. single family dwelling in a planned unit development);

(6)  the original term to maturity;

(7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(8)  the original Loan-to-Value Ratio (LTV);

(9) a code indicating whether the Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan;

(10) the Mortgage Interest Rate in effect immediately following the Cut-off
     Date;

(10a) the Servicing Fee for the Mortgage Loan

(10b) the Remittance Rate on the Mortgage Loan

(11) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(12) the stated maturity date;

(13) the amount of the Monthly Payment at origination;

(14) the amount of the Monthly Payment as of the Cut-off Date;

(15) the last Due Date on which a Monthly Payment was actually applied to the unpaid stated principal balance;

(16) the original principal amount of the Mortgage Loan;

(17) the Outstanding Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(18) the next Interest Rate Adjustment Date, if applicable;

(19) the Gross Margin, if applicable;

(20) a code indicating the purpose of the loan (i.e., purchase financing, Cash-Out Refinancing or Rate/Term Refinancing);

(21) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note, if applicable;

(22) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note, if applicable;

(23) the Mortgage Interest Rate at origination;

(24) the Periodic Rate Cap, if applicable;

(25) a code indicating the documentation style (i.e., full, alternative, No Doc, NINA, Stated/Stated, Lite Doc, NIV, No Ratio or NAV);

(26) a code indicating if the Mortgage Loan is a convertible Mortgage Loan;

(27) the first Interest Rate Adjustment Date;

(28) the name of the Person who or which sold such Mortgage Loan to Seller;

(29) the name of the Servicer;


                                    Sch 4 -1-

(30) the Mortgagor's FICO score;

(31) a code indicating whether the Mortgage Loan is a Purchased Asset or a Non-Purchased Mortgage Loan; and

(32) a code indicating whether or not the Mortgage Loan is a HELOC.


                                    Sch 4 -2-

                                   SCHEDULE 5

                              APPROVED ORIGINATORS

1.   First Horizon

2.   Wells Fargo

3.   Countrywide

4.   Bank of America

5.   Citigroup

6.   National City

7.   North Fork

8.   Washington Mutual

9.   ABN AMRO

10.  Residential Funding Corporation

11.  JPMorgan Chase Bank, N.A.


                                    Sch 5 -1-

                                   SCHEDULE 6

                               APPROVED SERVICERS

1.   First Horizon

2.   Wells Fargo

3.   Countrywide

4.   Bank of America

5.   Citigroup

6.   National City

7.   North Fork

8.   Washington Mutual

9.   ABN AMRO

10.  Residential Funding Corporation

11.  JPMorgan Chase Bank, N.A.


                                    Sch 6 -1-

                                   SCHEDULE 7

         ACTIONS, SUITS, ARBITRATIONS, INVESTIGATIONS, OTHER PROCEEDINGS

1. J. Holly Loux v. Hanover Capital Mortgage Holdings, Inc. and John A. Burchett, United States District Court, District of New Jersey, Civil Action No. 06-CV-0133 (KSH).


                                    Sch 7 -1-

                                    EXHIBIT I

                           FORM OF TRANSACTION REQUEST

                                     [Date]

Transaction No.: _____________________

Ladies/Gentlemen:

          This letter is a request for you to purchase from us the Mortgage Loans listed in Schedule A hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Mortgage Loans between us, dated as of April __ 2006 (the "Agreement"), as follows:

          Requested Purchase Date: _______________

          Eligible Assets requested to be Purchased: See Schedule A hereto.

          [Schedule A to Transaction Request Letter will set forth in a Mortgage Loan Schedule]

          Cut-off Date: _______________

          Aggregate Outstanding Principal Balance as of the Cut-off Date of Eligible Assets requested to be purchased:

          Purchase Price: _______________

          Pricing Rate: _______________

          Repurchase Price: _______________

          Seller's Purchase Percentage: _______________

          Book Value Percentage: _______________

          Seller: _______________


                                    Exh. I-1

          Names and addresses for communications:

          Buyer: __________________________________
                 __________________________________
                 __________________________________
                 __________________________________
                 Attention: _______________________
                 Email: ___________________________

          Seller: __________________________________
                  __________________________________
                  __________________________________
                  __________________________________
                  Attention: _______________________
                  Email: ___________________________

This Transaction Request constitutes certification by Seller that:

          (1) No [Static Pool Event or Event of Foreclosure] has occurred and is continuing on the date hereof nor will occur after giving effect to such Transaction as a result of such Transaction.

          (2) Each of the conditions precedent set forth in Section 3 with respect to the Transaction has been satisfied.

          (3) Each of the representations and warranties made by Seller in or pursuant to the Agreement is true and correct in all material respects on and as of such date and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (4) Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions.

     All capitalized terms used herein shall have the meaning assigned thereto in the Agreement.


                                     Exh I-2

HANOVER CAPITAL MORTGAGE
HOLDINGS, INC.


By:
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Accepted and Approved


BUYER:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                     Exh I-3

                    Schedule A to Form of Transaction Request

                    Mortgage Loans Requested to be Purchased

                                     [____]


                                     Exh I-4

                                   EXHIBIT II

                             UNDERWRITING GUIDELINES

                                  See attached.


                                    Exh. II-1

    HANOVER CAPITAL
     UNDERWRITING
      GUIDELINES                                                        DZ REQUIREMENTS
----------------------                                              -----------------------
PRODUCT TYPES            FIXED
                         ARM
                         3, 5, 7 or 10 Interest Onlys with full
                         amortization to remaining term
                         FIRST LIEN HELOCS                          25% LINE SUBLIMIT
                         NO GPM OR BUYDOWNS

MAX AMORT TERM           360, PAYABLE IN ARREARS, FULLY
                         AMORTIZING (NO BALLOONS)

PAYMENT DATE             FIRST OF THE MONTH UNLESS HELOC

MAX LTV                  95% UNLESS FHA/VA

LOAN SIZE                MAX $3 MILLION
                         >=$2 MILLION AND <= $3 MILLION             10% LINE SUBLIMIT
                         WA 50% MAX LTV
                         >=$1.5 MILLION AND <=$3 MILLION            25% LINE SUBLIMIT
                         WA FICO 725

LOAN STATUS              CURRENT

LEGAL OWNERSHIP          FEE SIMPLE/NO LEASEHOLDS

MORTGAGE INSURANCE       REQUIRED ON LTVS > 80%
                         (EXCLUSIVE OF FHA/VA)

GEOGRAPHY                All 50 states, Puerto Rico and Guam. No    CA limit to 55%, other
                         Georgia loans originated between 10/1/02   states 20%, zip code 5%
                         and 3/6/03

MINIMUM CREDIT SCORE     600                                        10% LINE SUBLIMIT FOR
                                                                    FICO <650 AND WA FOR
                                                                    LINE >= 700 (EXCLUSIVE
                                                                    OF FHA/VA)

DEBT RATIOS              45% (MAX LTV 95% AND CREDIT SCORE > 620)
                         50% (MAX LTV 90% AND CREDIT SCORE > 620)
                         55% (MAX LTV 80% AND CREDIT SCORE > 620)


                                    Exh II-2

                         These are guidelines only. Higher ratios may be accepted with compensating factors.

LIEN POSITION            FIRST ONLY

MORTGAGE TYPE            CONVENTIONAL
                         FHA/VA                                     20% LINE SUBLIMIT

PROPERTY TYPES           Detached or attached single family
                         2-4 family dwelling
                         Condominium
                         Townhouses
                         Co-op Loans                                10% LINE SUBLIMIT
                         Manufactured Housing as defined by         5% SUBLIMIT
                         Fannie Mae
                         PUDS
                         No log homes, earthen homes, underground
                         homes, mobile homes, unimproved land,
                         commercial structures or mixed use
                         properties
                         No construction or rehabs
                         No equity participation loans

OCCUPANCY                Owner
                         Second Homes                               15% line sublimit
                         Investor Properties                        5% line sublimit

AMORTIZATION TYPE        NO SIMPLE INTEREST EXCEPT FOR HELOCS
                         NO NEGATIVELY AMORTIZING LOANS

APPRAISAL REQUIREMENTS   Qualified under FNMA/FHLMC or FHA/VA, as
                         applicable

BORROWER ELIGIBILITY     US DOMESTIC CITIZEN
                         NATURAL PERSON

ASSUMABILITY             NO, UNLESS FHA/VA

OTHER RESTRICTIONS       No wet funded loans
                         Single Premium Credit not allowed
                         No high cost (Section 32) loans

DOCUMENTATION TYPE       FULL
                         LIMITED DOC (LITE DOC, NIV, NO RATIO OR    50% LINE SUBLIMIT
                         NAV) 90% MAX LTV
                         NO DOC (NO DOC, NINA, STATED/STATED)       10% LINE SUBLIMIT
                         85% MAX LTV


                                    Exh II-3

                               Documentation Table

                                                                                                      12 MONTH
                                                                                                 MORTGAGE/RENTAL PAY
      DOCUMENT TYPES             WAGE-EARNER           SELF-EMPLOYED            ASSETS                 HISTORY
-------------------------   --------------------   --------------------   ------------------   ----------------------
FULL DOCUMENTATION (FULL    VOE and 2 years tax    Two years personal     VOD with 2 months    VOM and Credit Report
DOC)                        returns                and business tax       average balance
                                                   returns

ALTERNATIVE DOCUMENTATION   Complete written VOE   Two years tax          Two months bank      VOM and Credit Report
(ALT DOC)                   OR 30 days paystubs    returns OR Bank        statements
                            and two years W2's     Statements if
                            or 2 years tax         Schedule C
                            returns

LITE DOCUMENTATION (LITE    VOE OR 30 days         One year tax returns   One month bank       VOM and Credit Report
DOC)                        paystubs and one       OR Bank Statements     statements
                            year W-2 OR One year   if Schedule C
                            personal Tax Returns

NIV                         Two years stated       Two years stated       VOD with 2 months    VOM and Credit Report
(STATED INCOME)             employment and         employment and         average balance
                            stated income          stated income          OR Bank Statements

NAV                         Two years VOE OR Pay   Two years tax          Stated               VOM and Credit Report
(STATED ASSETS)             stubs and W-2's OR     returns OR Bank
                            two years 1040's       Statements if
                                                   Schedule C

NO RATIO                    Stated employment      Stated employment      VOD with 2 months    VOM and Credit Report
                            with income not        with income not        average balance
                            disclosed              disclosed              OR Bank Statements

STATED/STATED               Stated employment      Stated employment      Stated               VOM and Credit Report
                            and Stated income      and Stated income

NINA (NO INCOME,            Stated employment      Stated employment      Not disclosed        VOM, RMCR or cancelled
NO ASSETS)                  with income not        with income not                             cecks
                            disclosed              disclosed

NO DOC                      Employment not         Employment not         Not disclosed        VOM, RMCR or cancelled
                            discussed and Income   discussed and Income                        cecks
                            not disclosed          not disclosed


                                    Exh II-4

                                   EXHIBIT III

                                FORM OF OPINIONS

Dear Sirs and Mesdames:

          You have requested our opinion as counsel to Hanover Capital Mortgage Holdings, Inc. ("Hanover Holdings"), a corporation organized and existing under the laws of Maryland, HDMF-I LLC ("HDMF-I"), a limited liability company, organized and existing under the laws of Delaware, HDMF-II LLC ("HDMF-II"), a limited liability company, organized and existing under the laws of Delaware and HDMF-II Realty Corp. ("HDMF Realty"), a corporation, organized and existing under the laws of Delaware (HDMF Realty, HDMF-I and HDMF-II are collectively referred to hereinafter as "HDMF", and HDMF and Hanover Holdings are collectively referred to hereinafter as the "Seller"), with respect to certain matters in connection with that certain Master Repurchase Agreement, dated as of _______ __, 2006 (the "Repurchase Agreement") and that certain Custodial Agreement, dated as of _______ __, 2006 (the "Custodial Agreement") governing purchases and sales of certain Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Repurchase Agreement or in the Custodial Agreement.

          In delivering this opinion, we have reviewed copies of the following:

     (5) the Repurchase Agreement;

     (6) the Custodial Agreement;

     unfiled copies of the financing statements listed on Schedule A (collectively, the "Financing Statements") naming (a) Hanover Holdings as Debtor and Buyer as Secured Party, (b) HDMF-I as Debtor and Buyer as Secured Party, (c) HDMF-II as Debtor and Buyer as Secured Party and (d) HDMF Realty as Debtor and Buyer as Secured Party and each describing the Purchased Items (as defined in the Master Repurchase Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule A attached


                                   Exh. III-1
     hereto (the "Filing Collateral"), which [we] [I] understand will be filed in the filing offices listed on Schedule A (the "Filing Offices");

     (7) the reports listed on Schedule B attached hereto as to UCC financing statements (collectively, the "UCC Search Report"); and

     (8) such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

          The Repurchase Agreement and the Custodial Agreement are hereinafter collectively referred to as the "Governing Agreements." To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of each Seller contained in the Repurchase Agreement [and the representations and warranties of Custodian contained in the Custodial Agreement]. [We] [I] have assumed the authenticity of all documents submitted to me [us] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

          Based upon the foregoing, it is [our] [my] opinion that:

               (a) Hanover Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where such failure to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

               (b) HDMF-I is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where such failure to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect..

               (c) HDMF-II is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it


                                   Exh. III-2
makes such qualification necessary, except where such failure to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

               (d) HDMF Realty is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where such failure to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

               (e) The execution, delivery and performance by each of Hanover Holdings, HDMF-I, HDMF-II and HDMF Realty of the Governing Agreements to which it is a party, and the sales by Seller and the pledge of the Purchased Items under the Repurchase Agreement have been duly authorized by all necessary corporate action on the part of Hanover Holdings, HDMF-I, HDMF-II and HDMF Realty, respectively. Each of Hanover Holdings, HDMF-I, HDMF-II and HDMF Realty has all necessary corporate or other power, authority and legal right to enter into, execute, deliver and perform its obligations under each of the Governing Agreements. The Governing Agreements has been duly executed and delivered by each Seller and such agreement is legal, valid, binding and enforceable against such party in accordance with its respective terms against each Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with Buyer's purchase of the Purchased Assets and/or security interest in the Purchased Assets.

               (f) No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of any of Hanover Holdings, HDMF-I, HDMF-II or HDMF Realty for the execution, delivery or performance by it of the Governing Agreements to which it is a party or for the sales by Seller under the Repurchase Agreement or the sale of the Purchased Items to Buyer and/or granting of a security interest to Buyer in the Purchased Items, pursuant to the Repurchase Agreement.

               (g) The execution, delivery and performance by each of Hanover Holdings, HDMF-I, HDMF-II and HDMF Realty of, and the consummation of the transactions


                                   Exh. III-3
contemplated by the Governing Agreements to which it is a party do not and will not (a) violate any provision of its charter or by-laws, (b) violate any law, rule or regulation applicable to it, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to it or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which it is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Repurchase Agreement) result in the creation or imposition of any Lien upon any Property of Seller pursuant to the terms of any such agreement or instrument.

               (h) There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against any of Hanover Holdings, HDMF-I, HDMF-II or HDMF Realty which, in [our] [my] judgment, either in any one instance or in the aggregate, could be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of Hanover Holdings, HDMF-I, HDMF-II or HDMF Realty, as applicable, or in any material impairment of the right or ability of Hanover Holdings, HDMF-I, HDMF-II or HDMF Realty to carry on its business substantially as now conducted or in any material liability on the part of Hanover Holdings, HDMF-I, HDMF-II or HDMF Realty or which would draw into question the validity of the Governing Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which could be reasonably likely to impair materially the ability of any of Hanover Holdings, HDMF-I, HDMF-II or HDMF Realty to perform under the terms of the Governing Agreements to which it is a party or the Mortgage Loans.

               (i) The Repurchase Agreement is effective to create, in favor of Buyer, either a valid sale of the Purchased Items to Buyer or a valid security interest under the Uniform Commercial Code in all of the right, title and interest of Seller in, to and under the Purchased Items as collateral security for the payment of Seller's obligations under the Repurchase Agreement, except that (a) such security interests will continue in Purchased Items after its sale, exchange or other disposition only to the extent provided in Section 9-315 of the Uniform Commercial Code, (b) the security interests in Purchased Items in which Seller acquires rights


                                   Exh. III-4
after the commencement of a case under the Bankruptcy Code in respect of Seller may be limited by Section 552 of the Bankruptcy Code.

               (j) When the Mortgage Notes are delivered to Custodian, endorsed in blank by a duly authorized officer of Seller, the security interest referred to in Section 6 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of Seller therein.

               (k) Assuming the Bank has (i) opened the Collection Account for the benefit of Buyer and (ii) agreed to collect items therefor, Buyer, as the customer with respect to the related Collection Account, will have a perfected security interest therein under the Uniform Commercial Code.

               (l) (a) Upon the filing of financing statements on Form UCC-1 naming (a) Hanover Holdings as "Debtor" and Buyer as "Secured Party", (b) HDMF-I as "Debtor" and Buyer as "Secured Party", (c) HDMF-II as "Debtor" and Buyer as "Secured Party" and (d) HDMF Realty as "Debtor" and Buyer as "Secured Party", and each describing the Purchased Items, in the jurisdictions and recording offices listed on Schedule A attached hereto, the security interests referred to in Section 6 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code, or, will demonstrate a completion of the sale of the Mortgage Loans to Buyer.

               (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule A financing statements covering the Purchased Items as of the dates and times specified on Schedule B. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Purchased Items prior to the effective dates of the UCC Search Report.

               (m) None of Hanover Holdings, HDMF-I, HDMF-II or HDMF Realty is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Act.


                                   Exh. III-5

               (n) The Repurchase Agreement is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

                                        Very truly yours,


                                   Exh. III-6

                          Schedule A to Form of Opinion

                              Financing Statements

                                     [____]


                                   Exh. III-7

                          Schedule B to Form of Opinion

                               UCC Search Reports

                                     [____]


                                   Exh. III-8

                                   EXHIBIT IV

                            UCC FILING JURISDICTIONS

1.   Secretary of State of Delaware

2.   Secretary of State of Maryland


                                    Exh. IV-1

                                    EXHIBIT V

                             FORM OF SERVICER NOTICE
        [this form is dependent on how the Collection account is set up]

____________ __, 200_
[SERVICER], as Servicer
[ADDRESS]

Attention: ______________

Re: Master Repurchase Agreement, dated as of April __, 2006 (the "Agreement"), by and among Hanover Capital Mortgage Holdings, Inc., HDMF-I LLC, HDMF-II LLC and HDMF-II Realty Corp. (collectively "Hanover") and Autobahn Funding Company, LLC and Deutsche Zentral-Genossenschaftsbank Frankfurt am Main (collectively, the "DZ/Auto").

Ladies and Gentlemen:

[SERVICER] (the "Servicer") is servicing certain mortgage loans for Hanover pursuant to certain [name servicing agreements] (the "Servicing Agreement") between Servicer and Hanover.

Pursuant to the Agreement between DZ/Auto and Hanover, Servicer is hereby notified that Hanover has sold to DZ/Auto certain mortgage loans which are serviced by Servicer, identified in Schedule A attached hereto.

DELIVERY OF CUSTODIAL FILES: Servicer is directed to deliver, not later than ___________ [date] the Mortgage Loan Schedule and the Custodial Files pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule, to U.S. Bank's Document Collateral Services facility at 1133 Rankin Street, Suite 100, St Paul, Minnesota 55116, Attn: Saah Kemayah.

The Custodial Files shall contain the items set forth in Schedule B attached hereto. The box in which the Custodial Files are delivered should be clearly marked with the name of the related transaction and should be numbered with each box indicating the total number of boxes in the delivery. The Collateral File documents for each loan should be in a manila file folder, clearly labeled with the current loan number and the borrower's name, with the files stacked in the same


                                    Exh. V-1
order as the data file delivered. A Mortgage Loan Schedule should be included with each delivery along with an electronic file containing the loan data.

Questions regarding delivery of Collateral Files should be directed to Saah Kemayah at U.S. Bank National Association, 1133 Rankin Street, Suite 100, St. Paul, MN 55116, Tel: (651) 695-5867, Fax: (651) 695-6102, E-Mail:
saah.kemayah@usbank.com.

These delivery instructions shall not be changed by Hanover without the consent of DZ/Auto.

DELIVERY OF SERVICER REMITTANCE TAPE: Servicer is directed to deliver to Custodian, on the 18th day of each month, but if such day is not a Business Day, then the Business Day immediately following the 18th day of the month, via Electronic Transmission, the Servicer Remittance Tapes containing servicing information on a loan-by-loan basis and in the aggregate, with respect to the Purchased Assets serviced under the related Transaction by such Servicer for the related Remittance Period.

The Servicer Remittance Tapes shall be delivered to Custodian in the following manner: [__________________]

These delivery instructions shall not be changed by Hanover without the consent of DZ/Auto.

REMITTANCE OF PAYMENTS: Each Servicer is directed that upon receipt by such Servicer of any payments and collections of principal and interest on account of the Mortgage Loans which are owned by DZ/Auto under the Agreement (the "Mortgage Loans") from any Mortgagor, and after such Servicer has retained the amount of the Servicing Fee in accordance with the related Servicing Agreement, such Servicer shall remit on the 18th day of each month, but if such day is not a Business Day, then the Business Day immediately following the 18th day of the month, all remaining proceeds related to the Mortgage Loans directly into the Collection Account at U.S. Bank, ABA # ________, Account # _____________.

These remittance instructions shall not be changed by Hanover without the consent of DZ/Auto.

CHANGES IN OWNERSHIP STATUS: If any Mortgage Loan owned by DZ/Auto under the Agreement is sold or otherwise disposed of by DZ/Auto (including sales to Hanover), such that such


                                    Exh. V-2

Mortgage Loan is no longer owned by DZ/Auto, DZ/Auto shall inform Servicer of such change in the related Mortgage Loan's ownership status. Servicer shall follow the instructions of DZ/Auto with respect to the change in ownership status of any Mortgage Loan, and shall not follow the instructions of any party or Person other than DZ/Auto with respect to any potential change in ownership status of the Mortgage Loans.

STATIC POOL EVENT; EVENT OF FORECLOSURE: Upon receipt by Servicer of a notice (a "Static Pool Event or Event of Foreclosure Notice") from DZ/Auto in which DZ/Auto shall represent that a Static Pool Event or an Event of Foreclosure has occurred with respect to Hanover's obligations to DZ/Auto, Servicer shall follow the instructions of DZ/Auto with respect to the Mortgage Loans, and shall deliver to DZ/Auto any information with respect to the Mortgage Loans reasonably requested by DZ/Auto; Servicer shall not follow the instructions of any party or Person other than DZ/Auto with respect to the Mortgage Loans and the proceeds therefrom.

RELIANCE ON INFORMATION: Notwithstanding any contrary information which may be delivered to Servicer by Hanover, Servicer may conclusively rely on any information (including but not limited to information relating to a change in ownership status of a Mortgage Loan) or Static Pool Event or Event of Foreclosure Notice delivered by DZ/Auto, and Hanover shall indemnify and hold Servicer harmless for any and all claims asserted against it for any actions taken in good faith by Servicer in connection with the delivery of such information or Static Pool Event or Event of Foreclosure Notice.


                                    Exh. V-3

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to DZ/Auto promptly upon receipt. Any notices to DZ/Auto should be delivered to the following address:
______________, ___________________________________, Attention: ________________
with a copy to _____________________________.

                                        Very truly yours,

                                        HANOVER CAPITAL MORTGAGE HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Name: John A. Burchett
                                        Title: C.E.O.


                                        By:
                                            ------------------------------------
                                        Name: John A. Burchett
                                        Title: C.E.O.


                                        HDMF-I, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Exh. V-4

                                        HDMF-II, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        HDMF-II REALTY CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Exh. V-5

ACKNOWLEDGED AND AGREED:

-------------------------------------
as Servicer


By:
    ---------------------------------
Title:
       ------------------------------
Telephone:
           --------------------------
Facsimile:
           --------------------------


                                    Exh. V-6

                      Schedule A to Form of Servicer Notice

                         Mortgage Loans Sold to DZ/Auto

                                     [____]


                                    Exh. V-7

                      Schedule B to Form of Servicer Notice

                       Items Contained in Custodial Files

(i) the original Mortgage Note bearing all intervening endorsements, endorsed in blank, "Pay to the order of __________________, without recourse," and, if previously endorsed, signed in the name of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and the endorsement must be by "[name of last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and shall provide notice in the Custodial File, and the endorsement must be by "[name of last endorsee], formerly known as [previous name]";

(ii) unless such Mortgage Loan is a MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in recordable form, signed in the name of the last assignee by an authorized officer. The Mortgage shall be assigned, with assignee's name left blank. If the Mortgage Loan was acquired by the last assignee in a merger, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and the Assignment of Mortgage must be made by "[name of last assignee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and shall provide notice in the Custodial File, and the Assignment of Mortgage must be by "[name of last assignee], formerly known as [previous name]";

(iii) the original guarantee executed in connection with the Mortgage Note, if any, for which Seller shall give Buyer and Custodian written notice of such document, such notice to be provided in the Custodial File by Seller;

(iv) the original Mortgage with evidence of recording thereon or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage, the escrow agent or closing attorney stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to Buyer or Buyer's designee upon receipt thereof by the party delivering the Officer's Certificate; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;


                                    Exh. V-8

(v) the originals (or if the original is lost after recordation in a public recording office, a copy certified by such public recording office to be a true and complete copy) of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any, and Seller shall give Buyer and Custodian written notice of such document, such notice to be in the Custodial File, provided in the Mortgage Loan Schedule or otherwise provided in writing to Buyer and Custodian by Seller.

(vi) unless such Mortgage Loan is a MERS Designated Mortgage Loan, the originals, if any, of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage, the escrow agent or closing attorney stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to Buyer or Buyer's designee upon receipt thereof by the party delivering the Officer's Certificate; or (B) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(vii) the original lender's title policy, or, if such policy has not been issued, a written commitment or interim binder issued by a title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing that such title insurance policy will be issued;

(viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any and Seller shall give Buyer and Custodian written notice of such document, such notice to be in the Custodial File, provided in the Mortgage Loan Schedule or otherwise provided in writing to Buyer and Custodian by Seller;

(ix) the original power of attorney with evidence of recording thereon, if any;

(x) [RESERVED];

(xi) with respect to each Cooperative Loan:

     (A) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________ without recourse" and signed in the name of the last endorsee by an authorized Person (in the event that the Mortgage Loan was acquired by the last endorsee in a merger, as Custodian was notified in writing, the signature must be in the


                                    Exh. V-9
     following form: "[last endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, as Custodian was notified in writing, the signature must be in the following form: "[last endorsee], formerly known as [previous name]");

     (B) The original cooperative security agreement entered into by the Mortgagor with respect to such Cooperative Loan;

     (C) UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to Buyer;

     (D) Original assignment of the cooperative security agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to Seller;

     (E) Original cooperative UCC filing and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

     (F) Cooperative shares representing the stock allocated to the related Co-op Unit and pledged by the related Mortgagor to the originator of such Cooperative Loan with a cooperative stock power in blank attached;

     (G) Original cooperative lease;

     (H) Original assignment of cooperative lease, in blank, and all intervening assignments thereof;

     (I) Original cooperative recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the cooperative corporation, the cooperative shares of which were pledged by the related Mortgagor to the originator of such Cooperative Loan; and

     (J) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Cooperative Loan;

(xii) with respect to each HELOC, the original Credit Line Agreement.


                                    Exh. V-10

                                   EXHIBIT VI

                       FORM OF WAREHOUSE LENDER'S RELEASE

     Upon receipt of $__________________, ___________________________ releases all of its right, title and interest in and to the mortgage loans listed on the Schedule A attached hereto and related assets (the "Assets") and releases the Assets from any pledge to, or lien, security interest or other encumbrance or interest of, [Name of Warehouse Lender].

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgment of Release of Lien this ____ day of _____________, 200_.

                                        [NAME OF WAREHOUSE LENDER]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Exh. VI-1

                Schedule A to Form of Warehouse Lender's Release

                          Mortgage Loans to be Released

                                     [____]


                                    Exh. VI-2

                                   EXHIBIT VII

                       FORM OF BORROWING BASE CERTIFICATE

                                  See attached.


                                   Exh. VII-1

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                                   HDMF-I LLC
                                   HDMF-II LLC
                              HDMF-II REALTY CORP.

                           BORROWING BASE CERTIFICATE

         Cut-off Date
         Determination Date 6/21/2006
         Settlement Date 7/5/2006
         Prior Settlement Date 5/28/2006

                                                                                                     #     OUTSTANDING
                                                                                                     OF     PRINCIPAL    ASSET
                                                                                                   LOANS      BALANCE    VALUE
                                                                                                   -----   -----------   -----
I. MAXIMUM AMOUNT                                                                $200,000,000.00

II. DETERMINATION OF AGGREGATE ASSET VALUE

     A.   TOTAL BALANCE FOR PURCHASED ASSETS AS OF CURRENT DETERMINATION DATE
          (APPENDIX E)                                                                               0          $--       $--

     B    TOTAL BALANCE OF FRESH MORTGAGE LOANS TO BE PURCHASED (APPENDIX A-1)                       0          $--       $--

     C    NET ELIGIBLE PURCHASED ASSETS AS OF THE DETERMINATION DATE (II.A
          + II.B)                                                                                    0          $--       $--

     D    ADJUSTMENTS TO PURCHASED ASSETS

          I.   Purchased Assets Exceeding the Overconcentration Sublimits (See
               Appendix A)                                                                                      $--       $--

          II.  Purchased Assets Removed from Line (See Appendix B)                                   0          $--       $--

          III. Purchased Assets with Asset Value of Zero (See Appendix C)                            0          $--       $--

     E    AGGREGATE BALANCE OF INELIGIBLE MORTGAGE LOANS (II.+III.)                                  0          $--       $--

     F    AGGREGATE ELIGIBLE PURCHASE ASSETS (C-E)                                                   0          $--       $--

     G    COLLECTION ACCOUNT

          Collection Account Balance as of the Preceeding Distribution Date
          (See Appendix G)                                                       $            --

          Total deposits to the Collection Account for purchase assets. (See
          Appendix G)                                                            $            --

          Total required distributions                                           $            --

     H    Collection Account Balance before distribution (See Appendix G)                                                 $--

III. AGGREGATE ASSET VALUE (F+H)                                                                                          $--

IV. AGGREGATE ADJUSTED PURCHASE PRICE

     A.   AGGREGATE ADJUSTED PURCHASE PRICE OF ALL PURCHASED MORTGAGE LOANS AS
          OF THE PRIOR BORROWING BASE CERTIFICATE                                                                         $--

     B.   MINUS: ALL INCOME APPLIED AS PRINCIPAL SUBSEQUENT TO THE PRIOR
          DETERMINATION DATE                                                                                              $--

     C.   AGGREGATE ADJUSTED PURCHASE PRICE AS OF THE PRIOR DETERMINATION DATE
          (A-B)                                                                                                           $--

V. AGGREGATE NET PURCHASE PRICE

     A.   Aggregate Purchase Price of Fresh Mortgage Loans                                                                $--

     B.   Minus: any Payment Due with respect to Fresh Mortgage Loans                                                       0

     C.   Aggregate Net Purchase Price (A-B)                                                                              $--

VI. AGGREGATE ADJUSTED PURCHASE PRICE (IV.C.+V.C.)                                                                        $--

VII. BORROWING BASE SURPLUS / (DEFICIENCY) (III-VI)                                                                       $--

IX. STATIC POOL EVENT HAS OCCURRED (SEE APPENDIX H)                                                                        No

X. SURPLUS DUE SELLER                                                                                                     $--

XI. DEFICIENCY DUE BUYER                                                                                                  $--


                                   Exh. VII-2